   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 1998

                                                REGISTRATION NO. 333-55947

                                             REGISTRATION NO. 333-55947-01
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
         CNB BANCSHARES, INC.                    CNB CAPITAL TRUST I
(EXACT NAME OF REGISTRANT AS SPECIFIED     (EXACT NAME OF CO-REGISTRANT AS
            IN ITS CHARTER)                   SPECIFIED IN ITS CHARTER)
                INDIANA
    (STATE OR OTHER JURISDICTION OF                     DELAWARE
    INCORPORATION OR ORGANIZATION)           (STATE OR OTHER JURISDICTION OF
                                             INCORPORATION OR ORGANIZATION)
              35-1568731
 (I.R.S. EMPLOYER IDENTIFICATION NO.)                  APPLIED FOR
                                          (I.R.S. EMPLOYER IDENTIFICATION NO.)
         20 N.W. THIRD STREET, EVANSVILLE, INDIANA 47739 812-456-3400 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
         REGISTRANT'S AND CO-REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)
                               ----------------
                                JOHN R. SPRUILL
             EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             CNB BANCSHARES, INC.
                             20 N.W. THIRD STREET
                           EVANSVILLE, INDIANA 47739
                                 812-456-3400
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ----------------
                                WITH COPIES TO:
          THOMAS C. ERB, ESQ.                    LEE MEYERSON, ESQ.
     LEWIS, RICE & FINGERSH, L.C.            SIMPSON THACHER & BARTLETT
    500 NORTH BROADWAY, SUITE 2000              425 LEXINGTON AVENUE
       ST. LOUIS, MISSOURI 63102              NEW YORK, NEW YORK 10017
             314-444-7600                           212-455-2000
                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION
8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS                        Subject to Completion, Dated June 9, 1998
--------------------------------------------------------------------------------

                          6,000,000 Capital Securities

                              CNB CAPITAL TRUST I
               % Shared Preference Redeemable Securities ("SPuRS"sm)
                 (Liquidation Amount $25 per Capital Security)
                    guaranteed, as described herein by, and
                       convertible into common stock of,

                                      LOGO

--------------------------------------------------------------------------------

The    % Shared Preference Redeemable Securities (the "SPuRS" or "Capital
Securities") offered hereby represent preferred undivided beneficial ownership interests in the assets of CNB Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Issuer"). CNB Bancshares, Inc., an Indiana corporation (the "Company"), will be the owner of all the beneficial ownership interests represented by the common securities of the Issuer (the "Common Securities" and, together with the SPuRS, the "Trust Securities").
                                                        (continued on next page)

SEE "RISK FACTORS" BEGINNING ON PAGE 10 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE CAPITAL SECURITIES.

THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              Price
                      toPublic(/1/)

           UnderwritingCommission(/2/)(/3/)

                                            Proceeds
                                       toIssuer(/3/)

--------------------------------------------------------------------------------
                             $25.00           $25.00
Per Capital Security                 $

--------------------------------------------------------------------------------
                       $150,000,000
Total(/4/)                           $

                                        $150,000,000
--------------------------------------------------------------------------------
(1) Plus accrued distributions, if any, from            , 1998, to date of
    delivery.
(2) The Issuer and the Company have each agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3) In view of the fact that the proceeds of the sale of the SPuRS will be invested in the Convertible Subordinated Debentures, the Company has agreed to pay the Underwriters as compensation for their arranging the investment
    therein of such proceeds $       per SPuRS, or $       in the aggregate
    ($       if the over-allotment option is exercised in full). See
    "Underwriting." The Company also has agreed to pay the expenses of the offering estimated to be $460,000.

(4) The Issuer has granted the Underwriters an option exercisable within 30 days from the date of this Prospectus to purchase up to 900,000 additional SPuRS on the same terms and conditions set forth above to cover over-allotments, if any. If all such additional SPuRS are purchased, the total Price to Public and Proceeds to Issuer will be $172,500,000.

The SPuRS are offered hereby subject to prior sale when, as and if accepted by the Underwriters named herein. It is expected that the SPuRS will be ready for delivery in book-entry form only through the facilities of The Depository Trust
Company in New York, New York, on or about           , 1998, against payment
therefor in immediately available funds.

SBC WARBURG DILLON READ                                         CIBC OPPENHEIMER
INC.

STIFEL, NICOLAUS & COMPANY INCORPORATED
        HOWE BARNES INVESTMENTS, INC.
                NATCITY INVESTMENTS, INC.
                        KEEFE, BRUYETTE & WOODS, INC.
                                 WEDGEWOOD PARTNERS, INC.

               The date of this Prospectus is June   , 1998

(cover page continued)

  The Bank of New York is the Property Trustee (as defined herein) of the Issuer. The Issuer exists for the sole purpose of issuing the Capital Securities and the Common Securities and investing the proceeds thereof in
    % Convertible Subordinated Debentures (the "Convertible Subordinated Debentures") to be issued by the Company. The Convertible Subordinated
Debentures will mature on      , 2028 (the "Stated Maturity"). The Capital
Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation or redemption over the Common Securities. See "Description of Trust Securities--Subordination of Common Securities."

  Each Capital Security is convertible on or after            , 1998 [60 days
after the date of issue], at the option of the holder thereof into shares of common stock, stated value $1.00 per share (the "Common Stock"), of the
Company, at an initial conversion ratio of        shares of Common Stock for
each Capital Security (equivalent to an initial conversion price of $      per
share of Common Stock), subject to adjustment under certain circumstances (such conversion ratio, as it may be adjusted from time to time as described herein, the "Conversion Ratio"). The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "BNK". On June 5, 1998, the last reported sale price of the Common Stock on the NYSE Composite Tape was $46.25. The Capital Securities have been approved for listing on the NYSE, subject to official notice of issuance, under the symbol "BNK PrA".

  Holders of the Capital Securities will be entitled to receive cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the last day of March, June, September and December of
each year, commencing September 30, 1998, at the annual rate of    % of the
liquidation amount (the "Liquidation Amount") of $25 per Capital Security ("Distributions"). Subject to certain exceptions, as described herein, the Company has the right to defer payment of interest on the Convertible Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Convertible Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate
of    % per annum, compounded quarterly, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Convertible Subordinated Debentures are so deferred, Distributions on the Capital Securities also will be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or debt securities that rank pari passu with or junior to the Convertible Subordinated Debentures. During an Extension Period, interest on the Convertible Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will
accumulate), at the rate of    % per annum, compounded quarterly from the
relevant payment date for such interest, and holders of Capital Securities will be required to accrue interest income for U.S. federal income tax purposes. See "Description of Convertible Subordinated Debentures--Right to Defer Interest Payments" and "Certain Federal Income Tax Consequences-- Potential Extension of Interest Payment Period and Original Issue Discount."

  The Convertible Subordinated Debentures are unsecured and subordinated to all Senior Debt (as defined herein) of the Company. Substantially all of the Company's existing indebtedness constitutes Senior Debt. At June 5, 1998, the aggregate amount of Senior Debt outstanding was $48.0 million. Because the Company is a holding company, the right of the Company to participate in any distribution of the assets of any subsidiary, including any bank subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Trust Securities, or the holders of the Common Stock which may be acquired upon conversion of the Capital Securities, to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Convertible Subordinated Debentures (and therefore the Capital Securities) will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders thereof should only look to the assets of the Company for payments on the Convertible Subordinated Debentures. See "Description of Convertible Subordinated Debentures--Subordination."
                                                       (continued on next page)

(cover page continued)

  The Company has, through the Guarantee, the Trust Agreement, the Convertible Subordinated Debentures and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all obligations of the Issuer under the Capital Securities. See "Relationship Among the Capital Securities, the Convertible Subordinated Debentures and the Guarantee--Full and Unconditional Guarantee." The Guarantee of the Company (the "Guarantee") guarantees the payment of Distributions and payments on liquidation of the Issuer or redemption of the Capital Securities, but only in each case to the extent of funds held by the Issuer, as described herein. See "Description of Guarantee." If the Company does not make interest payments on the Convertible Subordinated Debentures held by the Issuer, the Issuer will have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover payment of Distributions when the Issuer has insufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Company pursuant to the terms of the Indenture to enforce payment of amounts equal to such Distributions to such holder. See "Description of Convertible Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Debt of the Company.

  The Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Convertible Subordinated Debentures at their Stated Maturity or earlier redemption. Subject to the Company having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines or policies, the Convertible Subordinated Debentures are redeemable prior to their Stated Maturity at the option of the Company (i) on or after
     , 2001, in whole at any time or in part from time to time, or (ii) at any time in certain circumstances as described under "Description of Convertible Subordinated Debentures--Conditional Right to Redeem upon a Tax Event or Capital Treatment Event," in whole (but not in part), within 90 days following the occurrence of a Tax Event or Capital Treatment Event (as such terms are defined herein). See "Description of Capital Securities--Redemption" and "Description of Convertible Subordinated Debentures--Redemption."

  The Capital Securities have been approved for listing on the NYSE, subject to official notice of issuance. If Convertible Subordinated Debentures are distributed to the holders of Capital Securities in exchange therefor upon the liquidation of the Issuer, the Company will use its best efforts to list the Convertible Subordinated Debentures on the NYSE or such other stock exchanges or automated quotation systems, if any, on which the Capital Securities are then listed or traded.

  The Company, as the holder of the outstanding Common Securities of the Issuer, will have the right at any time to terminate the Issuer, subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies. See "Description of Capital Securities--Liquidation of Issuer and Distribution of Convertible Subordinated Debentures to Holders." In the event of the termination of the Issuer, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, the holders of the Capital Securities will be entitled to receive a Liquidation Amount of $25 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Convertible Subordinated Debentures in exchange therefor, subject to certain exceptions. See "Description of Capital Securities--Liquidation Distribution Upon Termination."

  The Capital Securities will be represented by one or more global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as described herein, Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Description of Capital Securities--Registration of Capital Securities."

                               ----------------

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CAPITAL SECURITIES AND THE COMMON STOCK. SUCH TRANSACTIONS MAY INCLUDE OVERALLOTMENT, STABILIZING TRANSACTIONS, THE PURCHASE OF CAPITAL SECURITIES TO COVER SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF SUCH ACTIVITIES, SEE "UNDERWRITING." SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, previously filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

    (a) The Company's Annual Report on Form 10-K for the year ended December 31,1997;

    (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (as amended by the Company's Quarterly Report on Form 10-Q/A filed with the Commission on May 28, 1998);

    (c) The Company's Current Reports on Form 8-K, as filed with the Commission on May 1, 1998 (as amended by the Company's Current Report on Form 8-K/A filed with the Commission on June 3, 1998), and June 3, 1998; and

    (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated April 1, 1996, filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

  On April 17, 1998, the Company acquired Pinnacle Financial Services, Inc., a Michigan corporation ("Pinnacle") (File No. 0-17937). Pinnacle's Annual Report on Form 10-K for the year ended December 31, 1997 is incorporated herein by reference.

  All reports filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Capital Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN REQUEST FOR SUCH COPIES SHOULD BE DIRECTED TO KATHRYN P. WILLIAMS, CNB BANCSHARES, INC., 20 N.W. THIRD STREET, EVANSVILLE, INDIANA 47739. TELEPHONE REQUESTS MAY BE DIRECTED TO 812-456-3400.

                             AVAILABLE INFORMATION

  This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company and the Issuer with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Capital Securities, the Convertible Subordinated Debentures, the Common Stock and the Guarantee. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, although it does include a summary of the material terms of the Trust Agreement, the Indenture and the Guarantee. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Issuer, the Capital Securities, the Convertible Subordinated Debentures, the Common Stock and the Guarantee. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

  The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Commission. The Issuer is not currently subject to the information reporting requirements of the Exchange Act and, although the Issuer will become subject to such requirements upon the effectiveness of the Registration Statement, it is not expected that the Issuer will be filing separate reports under the Exchange Act. The Company's reports and other information can be inspected and copied at the following public reference facilities maintained by the
Commission: 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the Commission. The address of that site is http://www.sec.gov. Such reports, proxy statements and information also can be inspected at the office of the NYSE, 20 Broad Street, New York, New York 10005.

  No separate financial statements of the Issuer have been included herein. The Company and the Issuer do not consider that such financial statements would be material to holders of Capital Securities because (i) all of the voting securities of the Issuer will be owned by the Company, a reporting company under the Exchange Act, (ii) the Issuer has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Issuer and investing the proceeds thereof in Convertible Subordinated Debentures issued by the Company, and
(iii) the obligations of the Company described herein to provide certain indemnities in respect of and be responsible for certain costs, expenses, debts and liabilities of the Issuer under the Indenture and pursuant to the Trust Agreement, the Guarantee issued by Company with respect to the Capital Securities, the Convertible Subordinated Debentures purchased by the Issuer and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Capital Securities. See "Description of Convertible Subordinated Debentures" and "Description of Guarantee."

                          FORWARD-LOOKING STATEMENTS

  Certain of the statements contained in this Prospectus and in documents incorporated herein by reference that are not historical facts, including, without limitation, statements of future expectations, projections of results of operations and financial condition, statements of future economic performance and other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to differ materially from those contemplated in such forward-looking statements. The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe" and similar expressions also are intended to identify forward-looking statements. Important factors which may cause actual results to differ from those contemplated in such forward-looking statements include, but are not limited to: (i) the specific matters referred to herein, including, without limitation, those noted under the caption "Risk Factors," (ii) the results of the Company's efforts to implement its business strategy, (iii) expected cost savings that may be associated with future and recently completed or announced acquisitions, including Pinnacle and National Bancorp, cannot be fully realized and/or revenues following such acquisitions are lower than expected and/or expenses following such acquisitions are higher than expected, (iv) greater than expected deposit attrition or customer loss following the acquisition of Pinnacle, (v) costs or difficulties related to the integration of the businesses of the Company and Pinnacle are greater than expected, (vi) changes in the interest rate environment reduce margins, (vii) legislation or regulatory requirements or changes adversely affecting the businesses in which the Company is engaged, (viii) adverse changes in business conditions and inflation, (ix) general economic conditions, either nationally or regionally, which are less favorable than expected and that result in, among other things, a deterioration in credit quality, (x) competitive pressures among financial institutions increase significantly, (xi) changes in the securities markets,
(xii) actions of the Company's competitors and the Company's ability to respond to such actions, (xiii) the cost of the Company's capital, which may depend in part on the Company's portfolio quality, ratings, prospects and outlook, (xiv) changes in governmental regulation, tax rates and similar matters, (xv) "year 2000" computer and data processing issues, and (xvi) other risks detailed in the Company's other filings with the Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing factors. Investors are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements after the completion of this offering to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

  The Company, headquartered in Evansville, Indiana, has banking offices in four states. The map below highlights the states and counties in which the Company has banking offices.

                                     LOGO

  The distribution of the Company's banking offices, deposits and assets as of March 31, 1998 is as follows ($ in millions):

                                                         BANKING
                                                         OFFICES ASSETS DEPOSITS
                                                         ------- ------ --------
      Indiana...........................................    94   $4,524  $3,294
      Illinois..........................................    12      687     497
      Kentucky..........................................    19      727     440
      Michigan..........................................    14      630     430
                                                           ---   ------  ------
                                                           139   $6,568  $4,661
                                                           ===   ======  ======

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information appearing elsewhere (or incorporated by reference) in this Prospectus. Unless otherwise indicated, (i) the information in this Prospectus assumes that the Underwriters' over-allotment option will not be exercised,
(ii) all financial information in this Prospectus has been restated to give retroactive effect to the Company's acquisition of Pinnacle on April 17, 1998 (the "Pinnacle Acquisition"), and (iii) the term "Company," as used under "Prospectus Summary--CNB Bancshares, Inc." and "The Company," refers collectively to CNB Bancshares, Inc. and its direct and indirect subsidiaries, unless the context requires otherwise. Prospective investors should carefully consider the information set forth under the heading "Risk Factors."

                              CNB BANCSHARES, INC.

  CNB Bancshares, Inc. (the "Company"), headquartered in Evansville, Indiana, is the largest bank holding company based in Indiana. The Company operates with a super community bank philosophy--decentralizing day-to-day customer services such as pricing and lending decisions, while centralizing data processing systems, product development and back office support functions. Through its 139 banking offices, 29 consumer finance offices, and 190 ATMs, the Company provides a wide range of commercial banking, retail banking, trust, insurance and investment services to customers in Indiana, Illinois, Michigan, Kentucky and Tennessee. At March 31, 1998 (on a pro forma basis giving effect to the Pinnacle Acquisition), the Company had assets of $6.6 billion, deposits of $4.7 billion, loans of $3.9 billion and shareholders' equity of $525 million.

  The Company has grown significantly through 32 acquisitions of banks and non-banks since 1986. The Company consummated its largest acquisition to date on April 17, 1998, when it acquired Pinnacle, a $2.1 billion bank holding company headquartered in St. Joseph, Michigan. Pinnacle operated 14 offices in southwestern Michigan and 30 offices in northwestern Indiana. The Pinnacle Acquisition represents the Company's first entry into these markets. For additional information regarding the Pinnacle Acquisition, see "Risk Factors-- Pinnacle Acquisition."

  The Company's principal executive offices are located at 20 N.W. Third Street, Evansville, Indiana 47739, and its telephone number is 812-456-3400. For additional information regarding the Company, see "The Company."

                              CNB CAPITAL TRUST I

  CNB Capital Trust I (the "Issuer") is a statutory business trust created under Delaware law pursuant to (i) the trust agreement, executed by the Company, as Depositor, The Bank of New York (Delaware) as Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on June 1, 1998. The initial trust agreement will be amended and restated in its entirety (as so amended and restated, the "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Issuer exists for the exclusive purposes of (i) issuing and selling the Capital Securities and the Common Securities, (ii) using the proceeds from the sale of the Capital Securities and the Common Securities to acquire the Convertible Subordinated Debentures issued by the Company, and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Convertible Subordinated Debentures will be the sole assets of the Issuer, and payments under the Convertible Subordinated Debentures will be the sole revenue of the Issuer. Upon issuance of the Trust Securities, the purchasers thereof will own all of the Trust Securities. All of the Common Securities will be owned by the Company. The principal executive office of the Issuer is c/o CNB Bancshares, Inc., 20 N.W. Third Street, Evansville, Indiana 47739, and its telephone number is 812-456-3400. For additional information regarding the Issuer, see "The Issuer."

                                  THE OFFERING

Securities Offered........  6,000,000 Capital Securities having a Liquida-
                             tion Amount of $25 per Capital Security. The
                             Capital Securities represent beneficial owner-ship interests in the Issuer, which will con-sist solely of the Convertible Subordinated Debentures and payments thereunder.

Distributions.............  The Distributions payable on each Capital Secu-
                             rity will be fixed at a rate per annum of
                                 % of the Liquidation Amount of $25 per
                             Capital Security, will be cumulative, will ac-
                             crue from          , 1998, the date of origi-
                             nal issuance of the Capital Securities, and
                             will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing September 30, 1998. The first Distribution payable on September 30,
                             1998, will be in the amount of $        per
                             Capital Security and thereafter quarterly Dis-tributions will be in the amount of $ per Capital Security. See "Description of Cap-ital Securities--Distributions--Payment of
                             Distributions."

Right to Defer Interest...
                            The Company has the right, at any time, so long
                             as no Debenture Event of Default (as defined herein) has occurred and is continuing, to de-fer payments of interest on the Convertible Subordinated Debentures for a period not ex-ceeding 20 consecutive quarters; provided, that no Extension Period may extend beyond the Stated Maturity of the Convertible Subordi-nated Debentures. As a consequence of the ex-tension by the Company of the interest payment period, quarterly Distributions on the Capital Securities will be deferred (though such Dis-tributions will continue to accrue with inter-est thereon compounded quarterly, since inter-est will continue to accrue and compound on the Convertible Subordinated Debentures) dur-ing any such Extension Period. During an Ex-tension Period, the Company will, among other things, be prohibited, subject to certain ex-ceptions described herein, from declaring or paying any cash distributions with respect to its capital stock or debt securities that rank pari passu with or junior to the Convertible Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the foregoing requirements. See "Description of Capital Se-curities--Distributions--Extension Period" and
                             "Description of Convertible Subordinated De-bentures--Right to Defer Interest Payments." Should an Extension Period occur, holders of Capital Securities will be required to include deferred interest income in their gross income for U.S. federal income tax purposes in ad-vance of receipt of the cash distributions with respect to such deferred interest pay-ments. See "Certain Federal Income Tax Conse-quences--Potential Extension of Interest Pay-ment Period and Original Issue Discount."

Conversion into Common      Each Capital Security is convertible on or af-
 Stock....................   ter             , 1998 [60 days after the date
                             of issue], at the option of the holder into
                             shares of Common Stock, at the initial Conver-
                             sion Ratio of
                             shares of Common Stock for each Capital Secu-
                             rity (equivalent to an initial conversion
                             price of $        per share of Common Stock),
                             subject to adjustment under certain circum-stances. The last reported sales price of the Common Stock on the NYSE Composite Tape on
                             June 5, 1998, was $46.25. In connection with any conversion of a Capital Security, the Con-version Agent (as defined herein) will ex-change such Capital Security for the appropri-ate principal amount of Convertible Subordi-nated Debentures held by the Issuer and imme-diately convert such Convertible Subordinated
                             Debentures into shares of Common Stock. No fractional shares of Common Stock will be is-sued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash. In addition, no addi-tional shares of Common Stock will be issued upon conversion of the Convertible Subordi-nated Debentures to account for any accrued and unpaid Distributions on the Capital Secu-rities at the time of conversion. See "De-scription of Capital Securities--Conversion
                             Rights."

Convertible Subordinated    The Trust will invest the proceeds from the is-
 Debentures...............   suance of the Capital Securities and the Com-
                             mon Securities in an equivalent amount of Con-
                             vertible Subordinated Debentures of the Compa-
                             ny. The Convertible Subordinated Debentures
                             will mature on             , 2028. The Con-
                             vertible Subordinated Debentures will rank subordinate and junior in right of payment to all Senior Debt of the Company. In addition, the Company's obligations under the Convert-ible Subordinated Debentures will be structur-ally subordinated to all existing and future liabilities and obligations of its subsidiar-ies. See "Risk Factors--Ranking of Subordi-nated Obligations Under Guarantee and Convert-ible Subordinated Debentures," and "Descrip-tion of Convertible Subordinated Debentures--
                             Subordination."

Redemption................
                            The Capital Securities are subject to mandatory
                             redemption, in whole or in part, upon repay-
                             ment of the Convertible Subordinated Deben-
                             tures at maturity or their earlier redemption. Subject to Federal Reserve approval, if then required under applicable capital guidelines or policies of the Federal Reserve, the Con-vertible Subordinated Debentures are redeem-able prior to maturity at the option of the
                             Company (i) on or after             , 2001, in
                             whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), within 90 days following the occur-rence of a Tax Event or a Capital Treatment Event, in each case at the redemption price equal to 100% of the principal amount of the Convertible Subordinated Debenture, together with any accrued but unpaid interest to the date fixed for redemption. See "Description of Capital Securities--Redemptions" and "Descrip-tion of Convertible Subordinated Debentures-- Redemption."

Distribution of               The Company, as the holder of the outstanding
 Convertible Subordinated   Common Securities of the Issuer, has the right
 Debentures...............   at any time to terminate the Issuer and cause
                             the Convertible Subordinated Debentures to be distributed to holders of Capital Securities in liquidation of the Issuer, subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve.
                             See "Description of Capital Securities--Re-demption--Liquidation of Issuer and Distribu-tion of Convertible Subordinated Debentures."

Guarantee.................  The Company has guaranteed the payment of Dis-
                             tributions and payments on liquidation or re-demption of the Capital Securities, but only in each case to the extent of funds held by the Issuer, as described herein. The Company has, through the Guarantee, the Trust Agree-ment, the Convertible Subordinated Debentures, and the Indenture taken together, fully, ir-revocably and unconditionally guaranteed all of the obligations of the Issuer under the Capital Securities. The obligations of the Company under the Guarantee and the Capital Securities are subordinate and junior in right of payment to all Senior Debt of the Company. If the Company does not make principal or in-terest payments on the Convertible Subordi-nated Debentures, the Issuer will not have sufficient funds to make Distributions on the Capital Securities; in which event, the Guar-antee will not apply to such Distributions un-til the Issuer has sufficient funds available therefor. See "Description of Guarantee."

Limited Voting Rights.....  The holders of the Capital Securities will have no voting rights except in limited circum-stances. See "Description of Capital Securi-ties--Voting Rights; Amendment of Trust Agree-ment."

Use of Proceeds...........  The proceeds from the sale of the Capital Secu-
                             rities offered hereby will be used by the Is-suer to purchase the Convertible Subordinated Debentures issued by the Company. The Company intends to use the net proceeds from the sale of the Convertible Subordinated Debentures for general corporate purposes including, without limitation, the repayment of debt, the funding of investments in or extensions of credit to its subsidiaries, the financing of acquisi-tions and the repurchase of its Common Stock. Pending their application for any or all of such purposes, the net proceeds will be in-vested primarily in investment grade financial instruments. See "Use of Proceeds" and "Capi-talization."

Trading Symbol............
                            The Capital Securities have been approved for
                             listing on the NYSE under the symbol "BNK
                             PrA", subject to official notice of issuance.

                SUMMARY SUPPLEMENTAL CONSOLIDATED FINANCIAL DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  The summary supplemental consolidated financial data presented below have been prepared in accordance with generally accepted accounting principles, have been restated to reflect the Pinnacle Acquisition which was accounted for under the pooling of interests method of accounting, and should be read in conjunction with the Company's Current Report on Form 8-K filed with the Commission on June 3, 1998. Generally accepted accounting principles prescribe giving effect to a consummated business combination, such as the Pinnacle Acquisition, accounted for by the pooling of interests method in financial statements that do not include the date of consummation. This summary supplemental consolidated financial data does not extend through the date of consummation of the Pinnacle Acquisition; however, it will become the historical summary consolidated financial data of the Company after the consolidated financial statements covering the date of consummation of the business combination are issued. The unaudited summary supplemental consolidated financial data presented below for, and as of, the three-month periods ended March 31, 1998 and 1997 reflect, in the opinion of management, all adjustments considered necessary for fair presentation. Interim results for the three months ended March 31, 1998 are not necessarily indicative of results which may be expected for future periods, including the year ending December 31, 1998. See "Available Information," "Incorporation of Certain Documents by Reference," "Risk Factors--Pinnacle Acquisition" and "The Company--Recent Developments."

                          THREE MONTHS ENDED
                               MARCH 31,                          YEAR ENDED DECEMBER 31,
                         ------------------------  ----------------------------------------------------------
                            1998          1997      1997(5)     1996(6)       1995        1994        1993
                         ----------    ----------  ----------  ----------  ----------  ----------  ----------
Income statement data:
 Interest income........ $  123,157    $  120,147  $  500,694  $  451,728  $  387,880  $  314,414  $  305,748
 Interest expense.......     65,792        63,562     267,112     234,496     198,448     146,342     147,194
 Net interest income....     57,365        56,585     233,582     217,232     189,432     168,072     158,554
 Provision for loan
  losses................      3,316         3,563      24,886      13,283       8,349       7,538       5,679
 Non-interest income....     22,155        17,126      79,091      68,686      56,437      56,126      53,251
 Non-interest expense...     47,619        43,745     198,224     191,940     157,108     146,942     135,854
 Net income.............     19,582        17,548      59,874      53,682      52,847      45,954      47,043
Per share data:
 Net income
   Basic................ $      .58    $      .53  $     1.80  $     1.61  $     1.70  $     1.48  $     1.54
   Diluted..............        .58           .52        1.78        1.59        1.67        1.45        1.51
 Dividends declared(1)..        .23           .21         .86         .78         .53         .68         .64
 Book value.............      15.64(4)      14.55       15.39       15.26       15.32       14.26       13.14
Balance sheet data at
 period end:
 Assets................. $6,568,285(4) $6,395,754  $6,595,718  $6,351,785  $5,576,314  $4,806,175  $4,413,795
 Earning assets.........  6,101,945     5,992,409   6,144,991   5,928,180   5,177,427   4,479,696   4,034,543
 Loans..................  3,941,716     3,731,399   3,988,016   3,690,944   3,227,232   3,081,314   2,674,577
 Deposits...............  4,660,897     4,552,296   4,614,555   4,593,441   4,255,135   3,631,957   3,560,483
 FHLB advances and
  long-term debt........    654,000       597,090     722,393     545,968     202,939     252,384     236,119
 Shareholders' equity...    524,635(4)    484,860     515,463     495,673     475,789     401,630     396,091
Financial ratios:
 Return on average
  assets(2).............       1.20%         1.13%        .93%        .91%       1.05%       1.02%       1.09%
 Return on average
  equity(2).............      15.32         14.41       12.02       11.16       12.31       11.37       12.68
 Net interest
  margin(2).............       3.89          3.95        3.94        4.03        4.09        4.07        4.04
 Equity to assets.......       7.99(4)       7.58        7.82        7.80        8.53        8.36        8.97
 Tier 1 risk-based
  capital...............      11.77(4)      11.93       11.49       11.92       11.93       11.87       12.63
 Net charge-offs to
  average loans(2)......        .34           .37         .42         .36         .27         .15         .20
 Allowance for loan
  losses to loans.......       1.40          1.25        1.38        1.25        1.34        1.33        1.32
 Non-performing loans
  to loans..............        .76           .84         .70         .91        1.00         .65         .80
 Allowance for loan
  losses to non-
  performing loans......        184           149         197         137         134         205         164
 Risk assets to loan-
  related assets(3).....       1.12          1.23        1.10        1.36        1.38        1.11        1.35

--------
(1) Not restated for pooling transactions. In the years prior to 1995, CNB declared a dividend in one quarter and paid it in the next quarter. During 1995, CNB changed this policy and began declaring and paying dividends in the same quarter. The fourth quarter dividend for 1995 was declared and paid in January 1996.
(2) Annualized in the case of interim financial data.
(3) Risk assets include non-performing loans, loans past due 90 days and still accruing interest and foreclosed properties. Loan-related assets include loans and foreclosed properties.

(4) Results for 1998 do not reflect the one-time merger-related charges of $30.0 million, net of taxes, that will be recorded by the Company during the second quarter of 1998 in connection with the Pinnacle Acquisition consummated on April 17, 1998. Including the effect of the charges, book value per share would have been $14.75, assets would have been $6,550,585, shareholders' equity would have been $494,635, equity to assets ratio would have been 7.55% and Tier 1 risk-based capital ratio would have been 11.07%.

(5) Net income for 1997 was negatively impacted by restructuring charges of $8.4 million, net of taxes, and conforming loan loss methodology charges of $6.0 million, net of taxes, in connection with Pinnacle's August 1997 acquisitions of Indiana Federal Corporation and CB Bancorp reducing basic and diluted income per share by $.43.

(6) Net income for 1996 included a one-time assessment, required of all financial institutions with deposits insured by the Savings Association Insurance Fund (SAIF), which reduced net income by $6.6 million and basic and diluted earnings per share by $.20.

                                 RISK FACTORS

  Prospective purchasers of the Capital Securities should carefully consider, together with the information set forth under "Forward-Looking Statements" and the other information contained herein and incorporated by reference herein, the following risk factors in evaluating the Company and the Issuer. In addition, because holders of Capital Securities may receive Convertible Subordinated Debentures in exchange therefor upon liquidation of the Issuer, and because the Capital Securities also are convertible into shares of Common Stock of the Company as described herein, prospective purchasers of Capital Securities also are making an investment decision with regard to the Convertible Subordinated Debentures and the Common Stock and should carefully review all the information herein or incorporated by reference herein regarding the Convertible Subordinated Debentures and the Common Stock.

PINNACLE ACQUISITION

  The Company acquired Pinnacle on April 17, 1998, increasing the Company's total assets by approximately 50%. During the second quarter of 1998, the Company will record one-time merger-related charges of $41.3 million ($30.0 million after taxes), which include $8.3 million for technology-related costs, $9.7 million for severance and personnel costs, $6.7 million for professional fees, $11.2 million in conforming accounting policies of Pinnacle to those of the Company, and $5.4 million in other costs. During the two year period prior to its agreement to merge with the Company, Pinnacle increased its assets from $449 million to $2.1 billion as a result of three significant acquisitions. On August 1, 1997, Pinnacle completed its most recent mergers with Indiana Federal Corporation ("IFC"), headquartered in Valparaiso, Indiana, and CB Bancorp ("CB"), headquartered in Michigan City, Indiana. In connection with these two mergers, which increased its assets by approximately 95%, Pinnacle experienced significant problems with the conversion of the data processing systems and related reconcilement issues, the integration of operations, and the departure of certain employees. These problems created customer service issues, including the misposting of customer transactions, resulting in lower than expected revenues and greater than expected expenses since the conversion in the fourth quarter of 1997. The Company continues to work on clearing the reconciling items and does not expect the resolution of such items to have a material impact on the Company's future financial results.

  The Company expects to achieve cost savings through the Pinnacle Acquisition, principally from the consolidation of data processing and back office operations and a reduction of corporate overhead, and also expects to improve net interest income through a restructuring of the investment portfolio and borrowed funds position and to increase non-interest income through reduction in the waiver of fees, the sale of expanded product lines and increased sales efforts. There can, however, be no assurance that such cost savings and improvements will be achieved in the amounts or within the time frames currently expected. The failure to achieve such cost savings and improvements could adversely affect the market price for the Company's Common Stock.

GROWTH THROUGH ACQUISITIONS

  The Company has grown significantly through 32 acquisitions of banks and non-banks since 1986. The future growth of the Company will be dependent in part upon the ability of the Company to acquire businesses at favorable prices, terms and conditions, and to properly manage and integrate their operations. The Company's ability to expand successfully through acquisitions depends upon many factors, including the successful identification and acquisition of financial institutions and other related businesses and management's ability to effectively integrate the acquired businesses. Future acquisitions by the Company may involve the issuance of Common Stock which would have the effect of diluting the ownership interests of the existing shareholders of the Company.

  Acquisitions entail risks that business judgments will prove inaccurate with respect to anticipated market growth, projected revenue enhancements, and expected operating expense savings. Acquisitions also entail the risks of the diversion of management's attention and the conversion of the operations and the assimilation of personnel of the acquired companies, each of which could adversely affect the Company's operating results. In addition, the success of any acquisition will depend in part upon the Company's ability to effectively integrate the acquired company into the Company's operations and implement its business style and philosophy.

  There can be no assurance that future acquisition opportunities, if any, can be consummated on favorable terms, that the Company will be successful in acquiring or integrating any businesses, or that any such acquisitions, including Pinnacle, will enhance the earnings of the Company.

RANKING OF SUBORDINATED OBLIGATIONS UNDER GUARANTEE AND CONVERTIBLE SUBORDINATED DEBENTURES

  The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Trust Securities and under the Convertible Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Debt of the Company, whether now existing or hereafter incurred. At June 5, 1998, the aggregate outstanding Senior Debt of the Company was $48.0 million. Because the Company is a holding company, the right of the Company to participate in any distribution of the assets of any subsidiary, including any bank subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Trust Securities, or the holders of the Common Stock which may be acquired upon conversion of the Capital Securities, to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary (including depositors in the case of the bank subsidiaries), except to the extent that the Company may itself be recognized as a creditor of that subsidiary. There are various legal limitations on the extent to which certain of the Company's subsidiaries may extend credit, pay dividends or management fees or otherwise supply funds to, or engage in transactions with, the Company or certain of its other subsidiaries. The Convertible Subordinated Debentures and the Guarantee, therefore, will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries and holders of Convertible Subordinated Debentures, Capital Securities and beneficiaries of the Guarantee should look only to the assets of the Company for payments on the Convertible Subordinated Debentures or under the Guarantee, as the case may be. Neither the Indenture, the Guarantee nor the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt that may be incurred by the Company or its subsidiaries. See "Description of Guarantee--Status of Guarantee" and "Description of Convertible Subordinated Debentures--Subordination."

  The ability of the Issuer to pay amounts due on the Capital Securities is dependent solely upon the Company making payments on the Convertible Subordinated Debentures as and when required.

HOLDING COMPANY SUPPORT OF SUBSIDIARY BANKS

  Under Federal Reserve policy, the Company is expected to act as a source of financial strength to, and to commit resources to support, each of its subsidiary banks. Such support may be required at times when, absent such Federal Reserve policy, the Company may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary banks. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

RIGHT TO DEFER INTEREST PAYMENTS; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

  The Company has the right under the Indenture, so long as no Debenture Event of Default has occurred and is continuing, to defer the payment of interest on the Convertible Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period; provided that no Extension Period may extend beyond the Stated Maturity of the Convertible Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Capital Securities by the Issuer will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions
thereon at the rate of    % per annum, compounded quarterly from the relevant
payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Company may not and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any capital stock of the Company, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Convertible Subordinated Debentures, or
(iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Convertible Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Company, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the redemption or repurchase of any such rights pursuant thereto, (c) purchases of Common Stock or rights related to the rights under any of the Company's benefit plans for its directors, officers or employees related to the issuance of Common Stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of Common Stock (or securities convertible into or exchangeable for Common Stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period, and (d) payments under the Guarantee). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest; provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Convertible Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then
accrued and unpaid (together with interest thereon at the annual rate of   %
compounded quarterly from the interest payment date for such interest, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period, subject to the above requirements. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Capital Securities-- Distributions--Extension Period" and "Description of Convertible Subordinated Debentures--Right to Defer Interest Payments."

  Should an Extension Period occur, a holder of Capital Securities will be required to accrue and recognize income (in the form of original issue discount) in respect of its pro rata share of the stated interest accruing on the Convertible Subordinated Debentures held by the Issuer for U.S. federal income tax purposes. In this instance, a holder of Capital Securities must include its pro rata share of the stated interest on the Convertible Subordinated Debentures in gross income for U.S. federal income tax purposes on a daily economic accrual basis, regardless of such holder's regular method of tax accounting and in advance of the receipt of the cash attributable to such income, and will not receive the cash related to such income from the Issuer if the holder disposes of the Capital Securities prior to the record date for the payment of the related Distributions. See "Certain Federal Income Tax Consequences--Potential Extension of Interest Payment Period and Original Issue Discount" and "--Disposition of Capital Securities."

  The Company has no current intention of exercising its right to defer payments of interest and it believes that, as a result of its inability to pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, its Common Stock during an Extension Period and the additional restrictions imposed upon it as described above, the likelihood of its exercising its right to defer payments of interest is remote. Should the Company elect, however, to exercise such right in the future, the market price of the Capital Securities is likely to be adversely affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. As a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such optional deferrals.

REDEMPTION UPON TAX EVENT OR CAPITAL TREATMENT EVENT

  The Company has the right to redeem the Convertible Subordinated Debentures in whole (but not in part) within 90 days following the occurrence and continuance of a Tax Event or a Capital Treatment Event (whether occurring before or after , 2001), and, therefore, cause a mandatory redemption of the Trust Securities. The exercise of such right is subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve.

  A "Tax Event" means the receipt by the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the U.S. or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the Capital Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of such opinion, subject to U.S. federal income tax with respect to income received or accrued on the Convertible Subordinated Debentures, (ii) interest payable by the Company on the Convertible Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes, or
(iii) the Issuer is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. With respect to Convertible Subordinated Debentures which are no longer held by the Issuer or another issuer, "Tax Event" means the receipt by the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the U.S. or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the Convertible Subordinated Debentures under the Indenture, there is more than an insubstantial risk that interest payable by the Company on the Convertible Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes (each of the circumstances referred to in clauses (i), (ii) and (iii) of the preceding sentence and the circumstances referred to in this sentence being referred to herein as an "Adverse Tax Consequence").

  A "Capital Treatment Event" means the reasonable determination by the Company that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the U.S. or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities under the Trust Agreement, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

  The Company intends to deduct the interest accruing on the Convertible Subordinated Debentures. Under the Taxpayer Relief Act of 1997, enacted on August 5, 1997, issuers of certain convertible debt instruments are not entitled to deduct interest thereon. For example, interest is not deductible if the debt instrument is convertible into equity of the issuer (or a related party) at the option of the holder and there is a substantial certainty that the holder will exercise the conversion option. Similarly, interest is not deductible if the debt instrument is part of an arrangement which is reasonably expected to result in a conversion at the option of the issuer (or a related party). The Company intends to take the position that this legislation should not apply to the Convertible Subordinated Debentures. The Internal Revenue Service (the "IRS"), however, has not yet issued any guidance regarding its interpretation of the new legislation. There can be no assurance that the IRS will not take the position that interest on the Convertible Subordinated Debentures is not deductible. Accordingly, there can be no assurance that an audit or future interpretation by the IRS of the new legislation will not result in a Tax Event and an early redemption of the
Capital Securities before, or after,             , 2001.

  In addition, in recent years, there have been several proposals to adopt legislation which, if enacted and made applicable to the Convertible Subordinated Debentures, would preclude the Company from deducting interest thereon. The most recent proposal was made by the Clinton Administration on March 19, 1997. Such proposals were not adopted by Congress, but there can be no assurance that similar proposals will not be adopted in the future and made applicable to the Convertible Subordinated Debentures. Accordingly, there can be no assurance that any such legislation will not result in a Tax Event which would permit the Company to cause a redemption of the Capital Securities before, or
after,          , 2001.

  Recently, the IRS asserted that the interest payable on a security with terms that are similar to the terms of the Convertible Subordinated Debentures (but which are not convertible and which have a longer maturity than the Convertible Subordinated Debentures) was not deductible for U.S. federal income tax purposes. The taxpayer in that case has filed a petition in the U.S. Tax Court challenging the IRS's position on this matter. If this matter is in fact litigated and the Tax Court were to sustain the IRS's position on this matter, such judicial decision could result in a Tax Event which would permit the Company to cause a redemption of the Capital Securities before, or
after,         , 2001.

RIGHTS UNDER GUARANTEE

  The Guarantee guarantees to the holders of the Trust Securities the following payments, to the extent not paid by the Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Trust Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Trust Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer (unless the Convertible Subordinated Debentures are distributed to holders of the Trust Securities), the lesser of
(a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to holders of the Trust Securities after payment of creditors of the Issuer as required by applicable law. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Guarantee is subordinate as described under "--Ranking of Subordinated Obligations Under the Guarantee and the Convertible Subordinated Debentures."

  The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Convertible Subordinated Debentures, the Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. In the event that an Debenture Event of Default occurred and is continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Convertible Subordinated Debentures on the applicable payment date, then a holder of Capital Securities may institute a legal proceeding directly against the Company pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest on such Convertible Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of Capital Securities in the Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Subordinated Debentures or assert directly any other rights in respect of the Convertible Subordinated Debentures. The exercise by the Company of its right, as described herein, to defer the payment of interest on the Convertible Subordinated Debentures does not constitute a Debenture Event of Default. See "Description of Convertible Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities," "--Debenture Events of Default" and "Description of Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

NO VOTING RIGHTS EXCEPT IN LIMITED CIRCUMSTANCES

  Holders of Capital Securities generally will have limited voting rights relating only to the modification of the Capital Securities and the Guarantee and the exercise of the Issuer's rights as holder of Convertible Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee, the Delaware Trustee or any Administrative Trustee (each as defined herein), as such voting rights are vested exclusively in the holder of the Common Securities except, with respect to the Property Trustee and the Delaware Trustee, upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Company may amend the Trust Agreement without the consent of holders of Capital Securities to ensure that the Issuer will not be classified for U.S. federal income tax purposes as an association or publicly traded partnership subject to taxation as a corporation unless such action materially and adversely affects the interests of such holders. See "Description of Capital Securities--Removal of Issuer Trustees" and "--Voting Rights; Amendment of Trust Agreement."

EXCHANGE OF CAPITAL SECURITIES FOR CONVERTIBLE SUBORDINATED DEBENTURES

  The Company, as the holder of the outstanding Common Securities of the Issuer, will have the right at any time to terminate the Issuer and, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, cause the Convertible Subordinated Debentures to be distributed to the holders of the Capital Securities in exchange therefor upon liquidation of the Issuer. The exercise of such right is subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies. See "Description of Capital Securities--Redemption--Liquidation of Issuer and Distribution of Convertible Subordinated Debentures."

  Under current U.S. federal income tax law and interpretations and assuming, as expected, that the Issuer is classified as a grantor trust for such purposes, a distribution of the Convertible Subordinated Debentures upon a liquidation of the Issuer should not be a taxable event to holders of the Capital Securities. If, however, a Tax Event were to occur which would cause the Issuer to be subject to U.S. federal income tax with respect to income received or accrued on the Convertible Subordinated Debentures, a distribution of the Convertible Subordinated Debentures by the Issuer could be a taxable event to the Issuer and the holders of the Capital Securities. See "Certain Federal Income Tax Consequences--Receipt of Convertible Subordinated Debentures or Cash Upon Liquidation of Issuer."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

  There can be no assurance as to the market prices for Capital Securities or, if a termination of the Issuer were to occur, for the Convertible Subordinated Debentures distributed to the holders of the Capital Securities in exchange for the Capital Securities. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Convertible Subordinated Debentures that a holder of Capital Securities may receive on liquidation of the Issuer, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Convertible Subordinated Debentures in liquidation of the Issuer and because Distributions are otherwise limited to payments on the Convertible Subordinated Debentures, and because the Capital Securities are convertible into Common Stock as described herein, prospective purchasers of Capital Securities are also making an investment decision with regard to the Convertible Subordinated Debentures and the Common Stock and should carefully review all the information regarding the Convertible Subordinated Debentures and the Common Stock contained herein. See "Description of Convertible Subordinated Debentures" and "Description of Capital Stock--Common Stock." As a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent beneficial ownership interests in the Issuer) may be more volatile than the market prices of other securities that are not subject to such optional deferrals. See "Description of Convertible Subordinated Debentures" and "Description of Capital Stock--Common Stock."

  If the Convertible Subordinated Debentures are distributed to the holders of Capital Securities upon the liquidation of the Issuer, the Company will use its best efforts to list the Convertible Subordinated Debentures for trading on the NYSE or such stock exchanges or other organizations, if any, on which the Capital Securities are then listed or quoted. The Common Stock is listed on the NYSE under the symbol "BNK."

TRADING PRICE; ABSENCE OF PRIOR PUBLIC MARKET FOR THE CAPITAL SECURITIES

  The Capital Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Convertible Subordinated Debentures. A holder of Capital Securities using the accrual method of tax accounting (and a cash method holder, during and after an Extension Period or if the Convertible Subordinated Debentures are deemed to have been issued with original issue discount) that disposes of its Capital Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from the Issuer for the period prior to such disposition) will nevertheless be required to include accrued but unpaid interest on the Convertible Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis in its pro rata share of the underlying Convertible Subordinated Debentures deemed disposed of. Such holder will recognize a capital loss to the extent that the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include all accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes. See "Certain Federal Income Tax Consequences--Disposition of Capital Securities."

  There is no current public market for the Capital Securities. Although the Capital Securities have been approved for listing on the NYSE, subject to official notice of issuance, no assurance can be given as to the liquidity of the trading market for the Capital Securities. The public offering price, Distribution rate and Conversion Ratio for the Capital Securities have been determined through negotiations between the Company and the Underwriters. Prices for the Capital Securities will be determined in the marketplace and may be influenced by many factors, including prevailing interest rates, the liquidity of the market for the Capital Securities, the market price of the Common Stock, investor perceptions of the Company and general industry and economic conditions.

YEAR 2000 ISSUES

  Most computer programs were originally designed to recognize calendar years by only their last two digits. Consequently, these programs cannot differentiate the year 2000 and beyond from the year 1900. This programming issue will affect many data processing systems including those used by the Company and its commercial customers. Management has formed a committee which meets weekly to analyze the business and operational issues associated with the year 2000 and to plan for and monitor the status of corrective measures. The Company has outsourced most data processing activities and those vendors are responsible for modifying their programs to be compliant with year 2000 processing. The committee has found that where outside vendors are not responsible, most programs and equipment are fully depreciated and no write-off costs will be necessary. Certifications from remaining vendors as to their year 2000 compliance are expected by mid-1998 and all systems are expected to be upgraded by December 31, 1998. Based on the foregoing, the Company does not expect to spend any significant amounts with outside contractors related to the year 2000. Commercial customers have been contacted and efforts made to ensure their readiness for year 2000 also. At this time, management does not anticipate any material impact to the Company's operations, cash flows or financial condition as a result of these year 2000 issues.

                                USE OF PROCEEDS

  The Issuer will use the gross proceeds received from the sale of the Capital Securities to purchase Convertible Subordinated Debentures from the Company. The Company intends to use the net proceeds from the sale of the Convertible Subordinated Debentures for general corporate purposes including, without limitation the repayment of debt (as described below), the funding of investments in or extensions of credit to its subsidiaries, the financing of acquisitions and the repurchase of its Common Stock. The Company intends to use approximately $45 million of the net proceeds to reduce to zero the amount outstanding under the revolving loan portion of its Revolving Credit and Term Loan Agreement (the "Loan Agreement"), dated March 31, 1995, as amended, with SunTrust Bank, Nashville, N.A. The Company's obligations under the Loan Agreement are unsecured and the interest rate under the revolving loan portion of the Loan Agreement is the London Inter-Bank Offered Rate (LIBOR) plus .50% (6.16% as of June 5, 1998). At June 5, 1998, $45 million was outstanding under the revolving loan portion of the Loan Agreement and $3 million was outstanding under the term loan portion of the Loan Agreement. Amounts outstanding under the term loan portion of the Loan Agreement are not currently expected to be repaid with any of the net proceeds. The revolving loan portion of the Loan Agreement permits borrowings up to $50 million and the Company may borrow additional amounts thereunder in the future. The revolving portion of the Loan Agreement matures on June 30, 1999. Pending their application for any or all of such purposes, the net proceeds will be invested primarily in investment grade financial instruments. See "Capitalization."

               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

  The following table sets forth for the respective periods indicated the ratios of the Company's consolidated earnings to fixed charges (as restated to give effect to the Pinnacle Acquisition). For purposes of computing the ratio, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), and the proportion deemed representative of the interest factor of rent expense, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases, and capitalized interest.

                                              THREE
                                             MONTHS
                                              ENDED
                                            MARCH 31, YEAR ENDED DECEMBER 31,
                                            --------- ------------------------
                                            1998 1997 1997 1996 1995 1994 1993
                                            ---- ---- ---- ---- ---- ---- ----
   Ratio of Earnings to Fixed Charges:
     Excluding Interest on Deposits........ 2.54 2.59 2.18 2.51 2.87 3.76 4.36
     Including Interest on Deposits........ 1.43 1.42 1.34 1.34 1.41 1.48 1.48

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

  The Common Stock is listed for trading on the NYSE under the symbol "BNK." The following table sets forth the high and low sales prices and cash dividends declared per share of Common Stock for the periods indicated. Prior to April, 1996, the Common Stock was quoted on The Nasdaq Stock Market's National Market under the symbol "CNBE."

                                                          PRICE RANGE
                                                         ------------- DIVIDENDS
                                                          HIGH   LOW   DECLARED
                                                         ------ ------ ---------
      YEAR ENDED DECEMBER 31, 1996
        First quarter................................... $26.76 $25.17   $.19
        Second quarter..................................  26.30  25.40    .19
        Third quarter...................................  28.09  24.72    .19
        Fourth quarter..................................  39.77  27.98    .21
      YEAR ENDED DECEMBER 31, 1997
        First quarter................................... $38.21 $34.76   $.21
        Second quarter..................................  42.74  37.62    .21
        Third quarter...................................  43.19  38.33    .21
        Fourth quarter..................................  48.63  39.69    .23
      YEAR ENDING DECEMBER 31, 1998
        First quarter................................... $49.38 $41.38   $.23
        Second quarter (through June 5).................  53.75  43.25    .23

  As of June 5, 1998, there were approximately 12,000 holders of record of the Common Stock. The last reported sales price of the Common Stock on the NYSE Composite Tape on June 5, 1998 was $46.25.

  The holders of the Common Stock will be entitled to receive any cash dividends as may be declared by the Company's Board of Directors. The declaration and payment of future dividends to holders of the Common Stock will be at the discretion of the Company's Board of Directors and will depend upon the Company's earnings and financial condition, capital requirements of its subsidiaries, regulatory condition and considerations and such other factors as the Company's Board of Directors may deem relevant. See "Description of Capital Stock--Common Stock."

  As a holding company, the Company is ultimately dependent upon its subsidiaries to provide funding for its operating expenses, debt service and dividends. Various banking laws applicable to the Company's subsidiaries limit the payment of dividends, management fees and other distributions by such subsidiaries to the Company and may therefore limit the ability of the Company to make dividend payments.

                                CAPITALIZATION

  The following table sets forth the unaudited consolidated capitalization of the Company at March 31, 1998, on a pro forma basis giving effect to the one-time merger-related charges related to the Pinnacle Acquisition to be recorded in the second quarter of 1998, and on an as adjusted basis giving effect to the issuance of the Trust Securities hereby offered by the Issuer and the receipt by the Company of the proceeds from the corresponding sale of the Convertible Subordinated Debentures to the Issuer (the "Offering"), as if the Offering had been consummated on March 31, 1998.

                                                  MARCH 31, 1998
                                        -----------------------------------
                                                                     AS
                                          ACTUAL    PRO FORMA(1)  ADJUSTED
                                        ----------  ------------ ----------
                                              (DOLLARS IN THOUSANDS)
   LONG-TERM DEBT:
     Parent company.................... $   48,000   $   48,000  $    3,000(2)
     Subsidiaries......................    606,000      606,000     606,000
                                        ----------   ----------  ----------
       TOTAL LONG-TERM DEBT............    654,000      654,000     609,000
   GUARANTEED PREFERRED BENEFICIAL
    INTERESTS IN THE COMPANY'S
    CONVERTIBLE SUBORDINATED
    DEBENTURES.........................        --           --      150,000
   SHAREHOLDERS' EQUITY:
     Preferred stock, no par value per
      share, 2,000,000 shares
      authorized, no shares issued.....        --           --          --
     Common stock, stated value $1.00
      per share; 100,000,000 shares
      authorized, 33,540,415 shares
      issued(3)........................     33,540       33,540      33,540
     Capital surplus...................    363,204      363,204     363,204
     Retained earnings.................    122,244       92,244      92,244
     Accumulated other comprehensive
      income...........................      5,647        5,647       5,647
                                        ----------   ----------  ----------
       TOTAL SHAREHOLDERS' EQUITY...... $  524,635   $  494,635  $  494,635
                                        ==========   ==========  ==========
       TOTAL CAPITALIZATION............ $1,178,635   $1,148,635  $1,253,635
                                        ==========   ==========  ==========
   CAPITAL RATIOS:
     Shareholders' equity to total
      assets...........................       7.99%        7.55%       7.43%
     Leverage ratio(4).................       7.31         6.87        9.05
     Risk-based:(4)
       Tier 1 capital to risk-weighted
        assets.........................      11.77        11.07       14.74
       Total capital to risk-weighted
        assets.........................      13.14        12.45       16.11

--------

(1) Gives effect to the one-time merger-related charges of $30.0 million, net of taxes, that will be recorded during the second quarter of 1998. See "Risk-Factors--Pinnacle Acquisition" and "The Company--Recent Developments."
(2) Gives effect to the reduction of indebtedness under the revolving loan portion of the Loan Agreement. See "Use of Proceeds" for a description of the Loan Agreement.
(3) The Company's Restated Articles of Incorporation was amended at its Annual Meeting of Shareholders on April 21, 1998, to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000.
(4) Federal Reserve guidelines for calculation of Tier 1 capital limit the amount of cumulative preferred stock which can be included in Tier 1 capital to 25% of total Tier 1 capital. The aggregate amount of the Capital Securities offered hereby will initially be included in Tier 1 capital for the Company. The as adjusted capital ratios are computed including the estimated proceeds from the sale of the Capital Securities.

                                  THE COMPANY

GENERAL

  The Company, headquartered in Evansville, Indiana, is the largest bank holding company based in Indiana. Through its 139 banking offices, 29 consumer finance offices, and 190 ATMs, the Company provides a wide range of commercial banking, retail banking, trust, insurance and investment services to customers in Indiana, Illinois, Michigan, Kentucky and Tennessee. At March 31, 1998 (on a pro forma basis giving effect to the Pinnacle Acquisition), the Company had assets of $6.6 billion, deposits of $4.7 billion, loans of $3.9 billion and shareholders' equity of $525 million.

  The Company has grown significantly through 32 acquisitions of banks and non-banks since 1986. The Company consummated its largest acquisition to date on April 17, 1998, when it acquired Pinnacle, a $2.1 billion bank holding company headquartered in St. Joseph, Michigan. Pinnacle operated 14 offices in southwestern Michigan and 30 offices in northwestern Indiana The Pinnacle Acquisition represents the Company's first entry into these markets. For additional information regarding the Pinnacle Acquisition, see "Risk Factors-- Pinnacle Acquisition." On February 13, 1998, the Company executed a definitive agreement to acquire, for shares of Common Stock, National Bancorp, the holding company for TCB Bank which operates five banking offices in two counties just east of Evansville, Indiana. At March 31, 1998, National Bancorp had assets of $189 million and shareholders' equity of $18 million. The acquisition is subject to, among other things, approval by National Bancorp's shareholders, and is expected to be completed in the third quarter of 1998.

  The Company operates with a super community bank philosophy--decentralizing day-to-day customer services such as pricing and lending decisions, while centralizing data processing systems, product development and back office support functions. The Company's operations in each market are managed by a president under the guidance of a regional board of directors. By keeping the decision-making process close to the customer, the Company believes it has a competitive advantage over super regional companies, while providing the necessary scale to manage expenses. Management believes that the Company's size gives it a considerable advantage over community banks through a much more diverse product offering and greater access to resources, especially technology. The Company has operations in six of the ten largest Indiana counties. Based upon the most recently available FDIC deposit data, 78% of its deposits come from markets where the Company ranks first, second or third in deposit market share.

  The Company's principal goal is consistent growth of core earnings. To achieve its goal, the Company focuses on revenue growth and expense management.

  Revenue growth is driven by (i) developing quality loans with small businesses and consumers, (ii) selectively acquiring banks and non-bank businesses, (iii) selling internally developed or third-party fee-based products, and (iv) motivating associates with incentive compensation.

  . The Company focuses on loan growth in the small business and consumer markets. Management believes that its strong community-oriented relationships provide a competitive advantage over super regional banks. Without giving effect to the Pinnacle Acquisition, commercial, commercial real estate and consumer loans have experienced double-digit growth on an annualized basis each quarter since January 1, 1996.

  . The Company has pursued a strategy of actively acquiring banks and thrifts which are principally responsible for assets increasing from $1.9 billion at December 31, 1992, to $6.6 billion at March 31, 1998. To complement its bank and thrift acquisitions, the Company has completed non-banking acquisitions such as Wedgewood Partners, Inc. ("Wedgewood"), a full service broker-dealer and asset management firm, Citizens Insurance of Evansville, the largest independent insurance agency in Evansville, and Small, Parker & Blossom, a third party employee benefit plan administrator.

  . In order to grow its fee based businesses, the Company focuses on investment products sales, insurance sales and employee benefit plan administration. Products are developed both in-house and selected from third-party providers.

  . In 1997 all associates of the Company were granted stock options to reward their contributions to the Company and align their interests with the interests of the shareholders. Associates also are rewarded with incentive bonuses for increasing earnings per share. In addition, an extensive retail incentive program rewards associates for successful referrals of new customers and cross-selling of the Company's products.

  Expense management is driven by (i) back office operating efficiencies, (ii) utilizing outsourcing where appropriate, and (iii) realizing cost savings from acquisitions.

  . The Company has three regional check processing and deposit operation functions in Indiana and Illinois. Otherwise, essentially all other back office support groups are located in Evansville. This approach to back office operations facilitates efficiencies. At the same time, the Company's banking units remain focused on customer service, selling and credit quality.

  . Outsourcing non-core activities has played a key role in expense control by allowing experts to focus on operational issues of the Company. The Company has entered into a facilities management arrangement with an experienced third-party provider of data processing services and, in 1997, entered into a revenue sharing arrangement with a major credit card servicer to which the Company sold its credit card portfolio.

  . The Company has actively acquired banks, thrifts and non-bank businesses to facilitate growth. Cost savings are generally realized from acquisitions when they are converted to the Company's data processing, back office, marketing, and product development systems. There can, however, be no assurance that the Company will achieve cost savings in an acquisition as they are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to differ materially from those originally contemplated by the Company.

RECENT DEVELOPMENTS

  The following is an overview of the Company's results of operations for the first quarter of 1998 and the year ended December 31, 1997, on a pro forma basis after giving effect to the Pinnacle Acquisition which was consummated on April 17, 1998, and accounted for as a pooling of interests.

 Overview

  First quarter 1998 diluted net income per share of $.58 was 12% higher than the first quarter of 1997. Net income for the quarter was $19.6 million compared to $18.6 million and $17.5 million for the fourth and first quarters of 1997, respectively. Annualized returns on average assets and average shareholders' equity for the quarter ended March 31, 1998, were 1.20% and 15.32%, respectively, compared with 1.13% and 14.41% for the same period of 1997.

  Diluted net income per share for the year ended December 31, 1997, was $1.78, an increase of 12% over the $1.59 earned in 1996. Net income for 1997 was negatively impacted by restructuring charges and conforming loan loss methodologies from Pinnacle's August 1997 acquisitions of IFC and CB. The restructuring charges and conforming loan loss methodologies reduced net income by $8.4 million and $6.0 million, respectively, and diluted net income per share by $.25 and $.18, respectively. Net income for 1996 included a one-time assessment, required of all financial institutions with deposits insured by the Savings Association Insurance Fund (SAIF), which reduced net income and diluted net income per share by $6.6 million and $.20, respectively. Excluding these nonrecurring items, diluted net income per share for 1997 of $2.21 increased 23% from $1.79 in 1996.

  The Company's earnings in 1997 resulted in returns on average assets and shareholders' equity of .93% and 12.02%, respectively, compared with a return on average assets of .91% and return on average shareholders' equity of 11.16% in 1996. Exclusive of the restructuring charges, conforming adjustments, and SAIF assessment, returns on average assets and shareholders' equity were 1.15% and 14.94%, respectively, in 1997 compared to 1.03% and 12.55% in 1996, respectively.

 Loans and Net Interest Income

  Average loans, excluding residential mortgages, of $2.7 billion grew 13.2% in the first quarter of 1998 from the same period in 1997. Including residential mortgages, average loans increased 5.2% from the first quarter of 1997 and declined slightly from the fourth quarter of 1997. The Company intends to continue growing the commercial and consumer loan sectors of its loan portfolio, while selling its residential mortgage production. This strategy, combined with normal prepayments, resulted in residential mortgages declining $87.3 million between December 31, 1997 and March 31, 1998.

  Net interest income for the first quarter of 1998 was $780 thousand greater than the first quarter of 1997 due to increased earning assets offset by a lower net interest margin. The margin was 3.89% for the first quarter of 1998 compared to 3.95% for the first quarter of 1997. The flat yield curve, combined with increased competition and pre-payments, resulted in yields on loans and securities falling and reducing the yield on interest earning assets and the net interest margin.

  Average loans for 1997 grew $406 million from 1996, principally from increased commercial and commercial real estate lending and mortgage loans purchased under agreements to resell. The net interest margin was 3.94% for 1997 versus 4.03% for the previous year. The strong loan growth came at marginally lower rates causing average loan yields to fall. The net interest margin also declined in 1997 due to the sale of the Company's credit card portfolio and additional investment in corporate-owned life insurance, the income on which is recorded as non-interest.

 Asset Quality and Provision for Loan Losses

  The allowance for loan losses at March 31, 1998, was $55.2 million, or 1.40% of loans, compared to $55.2 million and 1.38% at year-end 1997. Non-performing loans consist of loans classified as troubled debt restructurings and loans on non-accrual status. The Company's non-performing loans as of March 31, 1998 totaled $29.9 million, an increase of $1.9 million from December 31, 1997. The allowance for loan losses represented 1.84 times non-performing loans on March 31, 1998. Risk assets, which include non-performing loans, foreclosed properties and loans past due 90 days or more and accruing, were $44.3 million at March 31, 1998 or 1.12% of loan-related assets. The provision for loan losses was $3.3 million for the first quarter of 1998, representing .34% of average loans on an annualized basis. Net charge-offs were .34% of average loans for the quarter, slightly better than the .37% for the first quarter of 1997.

  The allowance for loan losses at December 31, 1997, was $55.2 million or 1.38% of loans compared to $46.2 million and 1.25% the prior year-end. Non-performing loans at December 31, 1997, totaled $28.0 million, a decrease of $5.6 million from December 31, 1996. The allowance for loan losses was 1.97 times non-performing loans at December 31, 1997, compared to 1.37 times at year-end 1996. Risk assets declined $6.3 million to $44.1 million at year-end. The provision for loan losses totaled $24.9 million in 1997, an increase of $11.6 million over the prior year, principally as a result of additional provisions to conform the loan loss methodologies of IFC and CB to that of Pinnacle. Net charge-offs for 1997 increased to .42% of average loans from
 .36% in 1996, also as a result of conforming loan loss methodologies.

 Non-Interest Income

  Non-interest income in the first quarter of 1998 was $22.2 million, increasing $5.0 million or 29% from the same period in 1997, of which $459 thousand related to the January 1, 1998 acquisition of Wedgewood, a full service broker/dealer and asset manager. Service charges on deposits increased 22% compared to the first quarter of 1997 as a result of an increased number of deposit accounts and chargeable services, higher activity fees and new fee sources, combined with improved efforts to collect a greater percentage of assessable fees. Mortgage banking revenue increased due to strong demand for new and refinanced residential mortgages and increased loan sales. Other income increased $1.2 million as compared to the first quarter of 1997, principally due to the Company's increased investment in a corporate-owned life insurance program.

  Non-interest income represented 24.8% of net fully tax equivalent revenues in 1997 as compared to 23.6% in 1996. Service charges on deposit accounts increased 16% in 1997 compared to 1996 as a result of an increased number of deposit accounts and chargeable services, higher activity fees and new fee sources combined with improved efforts to collect a greater percentage of assessable fees.

  Trust and plan administration fees increased $2.1 million to $9.8 million in 1997. The May 31, 1996, acquisition of Small Parker & Blossom, a third party administrator of employee benefit plans, accounted for $1.3 million of this increase. Trust fee income, which is based primarily on the market value of assets under management or custody, also increased over 1996.

  Mortgage banking revenue decreased $1.3 million in 1997 due primarily to gains recorded in 1996 from the securitization of large pools of residential mortgage loans offset by increased mortgage origination activities. Other income increased $6.5 million in 1997 compared to 1996. The Company recorded a gain of $646 thousand from the sale of its credit card portfolio. The remaining increase was principally due to increased revenues of $1.8 million from a corporate-owned life insurance program, $481 thousand from the expiration of interest rate option contracts, $412 thousand from net securities trading account gains and $472 thousand from non-customer ATM access fees.

 Non-Interest Expense

  Non-interest expense increased 9%, or $3.9 million, in the first quarter 1998 compared to the first quarter 1997, generally due to increased business activity and the Wedgewood acquisition. The Wedgewood acquisition accounted for $545 thousand of the expense increase. Salaries and employee benefits increased $1.1 million to $24.1 million in the first quarter from the same period in 1997.

  Non-interest expense increased $6.3 million, or 3.3%, in 1997 compared with 1996. This increase was principally due to increased compensation of $10.2 million, data processing of $2.1 million, professional fees of $2.8 million, and other expenses of $3.0 million, which were offset by a reduction in the FDIC premiums of $2.4 million and the one-time SAIF assessment in 1996 of $11.0 million. Included with 1997 expenses were $11.5 million of restructuring charges recorded by Pinnacle in connection with its mergers with IFC and CB, which increased compensation by $4.6 million, data processing by $2.2 million, professional fees by $2.0 million and other expenses by $2.7 million. Exclusive of the restructuring charges in 1997 and the SAIF assessment in 1996, non-interest expense increased 3.2% in 1997 compared with 1996. Incentive compensation accounted for a significant portion of the remaining increase in compensation expense as the Company continues to emphasize performance-based awards tied to net income per share and product sales. Occupancy expense and equipment related expenses increased $1.6 million due to expanded business activities and equipment upgrades required to facilitate the growth from acquisitions.

 Merger Related Charges

  In connection with the Pinnacle Acquisition, the Company will record during the second quarter of 1998, one-time merger related charges of $41.3 million. The charges include $8.3 million in technology-related costs (including contract terminations and software and equipment write-offs), $9.7 million in severance pay and other personnel related expenses, $6.7 million for professional fees, $11.2 million in conforming accounting policies of Pinnacle to those of the Company, and $5.4 million in other costs. The after-tax effect of these charges is $30.0 million or $.89 per share. These charges are greater than the Company originally anticipated, principally due to greater adjustments to conform the accounting policies followed by Pinnacle to the Company's more conservative policies for revenue and expense recognition under generally accepted accounting principles, greater severance pay under employment contracts and a higher level of attrition, and other costs, including write-downs of equity investments.

                                  THE ISSUER

  The Issuer is a statutory business trust created under Delaware law pursuant to (i) the trust agreement, executed by the Company, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware) as Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on June 1, 1998. The initial trust agreement will be amended and restated in its entirety (as so amended and restated, the "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. The Issuer exists for the exclusive purposes of (i) issuing and selling the Capital Securities and the Common Securities, (ii) using the proceeds from the sale of the Capital Securities and the Common Securities to acquire the Convertible Subordinated Debentures issued by the Company, and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Convertible Subordinated Debentures will be the sole assets of the Issuer, and payments under the Convertible Subordinated Debentures will be the sole revenue of the Issuer. Upon issuance of the Trust Securities, the purchasers thereof will own all of the Trust Securities. All of the Common Securities will be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Capital Securities--Subordination of Common Securities." The Company will acquire Common Securities in an aggregate Liquidation Amount at least equal to 3% of the total capital of the Issuer. The Issuer has a term of 55 years, but may terminate earlier as provided in the Trust Agreement.

  It is anticipated that the Issuer will not be subject to the reporting requirements under the Exchange Act. The principal executive office of the Issuer is c/o CNB Bancshares, Inc., 20 N.W. Third Street, Evansville, Indiana 47739, and its telephone number is 812-456-3400. The Company will pay all fees and expenses related to the Issuer and the offering of the Capital Securities. The number of trustees of the Issuer (the "Trustees") will, pursuant to the Trust Agreement, initially be four. Two of the Trustees (the "Administrative Trustees") will be persons who are employees or officers of, or who are affiliated with, the Company. The third trustee will be a financial institution that is unaffiliated with the Company, which trustee will serve as institutional trustee under the Trust Agreement and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Property Trustee"). The Bank of New York, a New York banking corporation, will be the Property Trustee until removed or replaced by the holder of the Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, The Bank of New York also will act as trustee (the "Guarantee Trustee") under the Guarantee and as trustee (the "Debenture Trustee") under the Indenture. The fourth trustee will be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). The Bank of New York (Delaware), a Delaware banking corporation, will act as Delaware Trustee. The Property Trustee will hold title to the Convertible Subordinated Debentures for the benefit of the holders of the Trust Securities and in such capacity will have the power to exercise all rights, powers and privileges under the Indenture. The Property Trustee will also maintain exclusive control of a segregated non-interest-bearing bank account (the "Property Account") to hold all payments made in respect of the Convertible Subordinated Debentures for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of Distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities. The Company, as the holder of all the Common Securities, will have the right to appoint, remove or replace any Trustee and to increase or decrease the number of Trustees. The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Trust Agreement, the Delaware Business Trust Act (the "Trust Act") and the Trust Indenture Act. See "Description of Capital Securities."

                             ACCOUNTING TREATMENT

  The Issuer will be treated, for financial reporting purposes, as a subsidiary of the Company and, accordingly, the accounts of the Issuer will be included in the Company's consolidated financial statements. The Capital Securities will be presented as part of a separate line item in the Company's consolidated balance sheet under the caption "Guaranteed Preferred Beneficial Interests in the Company's Convertible Subordinated Debentures," and appropriate disclosures about the Capital Securities, the Guarantee and the Convertible Subordinated Debentures will be included in the notes to the Company's consolidated financial statements. The Company will record Distributions payable on the Capital Securities as a minority interest distribution in its consolidated statements of operations for financial reporting purposes.

  All future reports of the Company filed under the Exchange Act while the Capital Securities are outstanding will (a) present the Trust Securities issued by the Issuer on the balance sheets as part of a separate line item entitled "Guaranteed Preferred Beneficial Interests in the Company's Convertible Subordinated Debentures," (b) include in a footnote to the Company's consolidated financial statements disclosure that the sole assets of the Issuer are the Convertible Subordinated Debentures (including the outstanding principal amount, interest rate, maturity date and conversion ratio of such Convertible Subordinated Debentures), and (c) include in a footnote to the consolidated financial statements disclosure that the Company owns all of the Common Securities of the Issuer, the sole assets of the Issuer are the Convertible Subordinated Debentures, and the back-up obligations, in the aggregate, constitute a full and unconditional guarantee by the Company of the obligations of the Issuer under the Capital Securities.

                       DESCRIPTION OF CAPITAL SECURITIES

GENERAL

  Pursuant to the terms of the Trust Agreement, the Trustees on behalf of the Issuer will issue the Capital Securities and the Common Securities. The Capital Securities will represent preferred undivided beneficial ownership interests in the Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described herein and in the Trust Agreement. All of the Common Securities will be owned by the Company. This summary of certain provisions of the Capital Securities and Trust Agreement, which summarizes the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. Wherever particular defined terms of the Trust Agreement (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Issuer is a legally separate entity and its assets are not available to satisfy the obligations of any other statutory business trust whose Common Securities may hereafter be owned by the Company. The Trust Agreement does not permit the issuance by the Issuer of any securities other than the Trust Securities or the incurrence of any indebtedness by the Issuer.

  The Capital Securities will be limited to $150,000,000 ($172,500,000 if the underwriters' over-allotment option is exercised) aggregate Liquidation Amount at any time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Convertible Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee executed by the Company for the benefit of the holders of the Trust Securities will be a guarantee on a subordinated basis with respect to the Trust Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of the Trust Securities when the Issuer does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

  Payment of Distributions. The Capital Securities represent preferred undivided beneficial ownership interests in the Issuer, and Distributions on
the Capital Securities will be payable at the annual rate of    % on the
stated Liquidation Amount of $25, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a "Distribution Date"), to the holders of the Capital Securities on the relevant record dates. The record dates for the Capital Securities will be, for so long as the Capital Securities remain in book-entry form, one Business Day (as hereafter defined) prior to the relevant Distribution Date and, in the event the Capital Securities are not in book-entry form, the 15th day of the month in which the relevant Distribution Date occurs. Distributions on the Capital Securities will be cumulative and will accumulate from the date of original issuance. The first Distribution Date for the Capital Securities will be September 30, 1998. The period beginning on and including the date of original issuance and ending on but excluding the first Distribution Date and each successive period beginning on and including a Distribution Date and ending on but excluding the next succeeding Distribution Date is herein called a "Distribution Period." The first Distribution payable on September 30, 1998, will be in the amount of $ per Capital Security and thereafter quarterly Distributions will be in the amount of $ per Capital Security.

  In the event that any Distribution Date would otherwise fall on a day that is not a Business Day, such Distribution Date will be postponed to the next day that is a Business Day (without any additional Distributions or other payment in respect of such delay) unless it would thereby fall in the next calendar year, in which event the Distribution Date will be brought forward to the immediately preceding Business Day. A "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

  Distributions on the Capital Securities will be payable to the holders thereof as they appear on the register of the Issuer on the relevant record date. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "Book-Entry Issuance."

  Extension Period. So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Convertible Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Convertible Subordinated Debentures. As a consequence of any such deferral of interest payments by the Company, quarterly Distributions on the Capital Securities by the Issuer also will be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions
thereon at the rate of   % per annum, compounded quarterly from the relevant
payment date for such Distributions. The term "Distributions" as used herein includes any such additional Distributions. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Convertible Subordinated Debentures, or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Convertible Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Company, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan or the redemption or repurchase of any such rights pursuant thereto, (c) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees, related to the issuance of Common Stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of Common Stock (or securities convertible into or exchangeable for Common Stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period, or (d) payments under the Guarantee). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest on the Convertible Subordinated Debentures, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Convertible Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid
(together with interest thereon at the rate of   % per annum, compounded
quarterly, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Convertible Subordinated Debentures--Right to Defer Interest Payments" and "Certain Federal Income Tax Consequences--Potential Extension of Interest Payment Period and Original Issue Discount."

  The Company believes that, as a result of its inability to pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, its Common Stock during an Extension Period and the additional restrictions imposed upon it as described in the preceding paragraph, the likelihood of its exercising its right to defer payments of interest is remote and it has no such current intention. The Company, however, reserves the right in the future to exercise its option to defer payments of interest on the Convertible Subordinated Debentures. See "Risk Factors--Right to Defer Interest Payments; Tax Consequences; Market Price Consequences."

  Source of Distributions. The revenue of the Issuer available for distribution to holders of its Capital Securities will be limited to payments under the Convertible Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Convertible Subordinated Debentures." If the Company does not make interest payments on the Convertible Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on the basis set forth herein under "Description of Guarantee."

CONVERSION RIGHTS

  General. Capital Securities will be convertible at any time on or after
     , 1998 [60 days after the date of issue] and prior to the close of business on the Business Day immediately preceding the date of repayment of such Capital Securities, whether at Stated Maturity or upon redemption (either at the option of the Company or pursuant to a Tax Event or a Capital Treatment Event), at the option of the holder thereof and in the manner described below,
into shares of Common Stock at an initial Conversion Ratio of       shares of
Common Stock for each Capital Security (equivalent to an initial conversion
price of $      per share of Common Stock), subject to adjustment as described below under "--Conversion Ratio Adjustments." The Issuer will covenant in the Trust Agreement not to convert Convertible Subordinated Debentures held by it except pursuant to a notice of conversion delivered to the Property Trustee, as conversion agent (the "Conversion Agent"), by a holder of Capital Securities. A holder of a Capital Security wishing to exercise its conversion right must deliver an irrevocable notice of conversion, together, if the Capital Security is in certificated form, with the certificate representing such Capital Security, to the Conversion Agent, which will, on behalf of such holder, exchange such Capital Security for a portion of the Convertible Subordinated Debentures and immediately convert such Convertible Subordinated Debentures into Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent. In the event Cede & Co. (DTC's nominee) receives a conversion request from the Conversion Agent, DTC will redeem the amount of interest credited to the applicable Direct Participant(s) (as defined under "Book-Entry Issuance") in the Capital Securities in accordance with its procedures.

  Holders of Capital Securities at the close of business on a Distribution record date will be entitled to receive the Distribution payable on such Capital Securities on the corresponding Distribution Date notwithstanding the conversion of such Capital Securities following such Distribution record date but prior to such Distribution Date;

provided, however, that if any Capital Securities are surrendered for conversion during the period from the close of business on any record date through and including the next succeeding Distribution Date (except any such Capital Securities surrendered for conversion after such Capital Securities have been called for redemption by the Company during an Extension Period), such Capital Securities when surrendered for conversion must be accompanied by payment in next day funds of an amount equal to the Distribution which the registered holder on such record date is to receive. Except as described above, no Distribution will be payable by the Company on converted Capital Securities with respect to any Distribution Date subsequent to the date of conversion. Except as provided above, neither the Issuer nor the Company will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid Distributions, whether or not in arrears, on Capital Securities. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by the Conversion Agent. See "Description of Convertible Subordinated Debentures--Conversion of Convertible Subordinated Debentures."

  Shares of Common Stock issued upon conversion of Capital Securities will be validly issued, fully paid and nonassessable. No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash based on the last reported sale price of Common Stock on the date such Capital Securities are surrendered for conversion.

  Conversion Ratio Adjustments--General. The Conversion Ratio is subject to adjustment in certain events, including (a) the issuance after the date of issuance of the Capital Securities offered hereby (the "Issue Date") of shares of Common Stock as a dividend or a distribution with respect to Common Stock,
(b) subdivisions, combinations and reclassification of Common Stock effected after the Issue Date, (c) the issuance to all holders of Common Stock after the Issue Date of rights or warrants entitling them (for a period not exceeding 45 days) to subscribe for or purchase shares of Common Stock at less than the then Current Market Price (as herein defined) of the Common Stock,
(d) the distribution to all holders of Common Stock after the Issue Date of evidences of indebtedness, capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above and dividends and distributions paid exclusively in cash),
(e) the payment of dividends (and other distributions) on Common Stock after the Issue Date paid exclusively in cash, excluding cash dividends paid out of retained earnings of the Company, and (f) the payment to holders of Common Stock after the Issue Date in respect of a tender or exchange offer (other than an odd-lot offer) by the Company for Common Stock at a price in excess of 110% of the then Current Market Price of Common Stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

  "Current Market Price" means, in general, the average of the daily Closing Prices (as defined herein) for the five consecutive trading days selected by the Company commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question or, if applicable, the day before the "ex" date with respect to the issuance or distribution in question.

  "Closing Price" of any security on any day means the last reported sale price, regular way, on such day or, if no sale takes place on such day, the average of the reported closing bid and asked price on such day, regular way, in either case as reported on the NYSE Composite Tape, or, if such security is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted to trading, or if such security is not listed or admitted to trading on a national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc., or, if such security is not quoted or admitted to trading on such quotation system, on the principal quotation system on which such security is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any NYSE member firm selected from time to time by the Board of Directors of the Company for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of the Company.

  The Company from time to time may increase the conversion ratio of the Convertible Subordinated Debentures (and thus increase the Conversion Ratio of the Capital Securities) by any amount selected by the

Company for any period of at least 20 days, in which case the Company shall give at least fifteen days' notice of such increase. The Company may, at its option, make such increases in the Conversion Ratio, in addition to those set forth above, as the Company deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain Federal Income Tax Considerations-- Adjustment of Conversion Ratio."

  No adjustment of the Conversion Ratio will be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, or upon the issuance of any shares of Common Stock or options or rights pursuant to any employee benefit plan or program, or pursuant to any option, warrant, right or any exercisable, exchangeable or convertible security outstanding as of the date on which the Convertible Subordinated Debentures are first issued. No adjustment of the Conversion Ratio will be made upon the issuance of rights under any shareholder rights plan. The Conversion Ratio will be rounded to four decimal places. No adjustment in the Conversion Ratio will be required unless adjustment would require a change of at least one percent (1%) in the Conversion Ratio then in effect; provided, however, that any adjustment that would not be required to be made shall be carried forward and taken into account in any subsequent adjustment. If any action would required adjustment of the Conversion Ratio pursuant to more than one of the provisions described above, only one adjustment will be made with respect to that action and such adjustment will be the amount of adjustment that has the highest absolute value to the holder of the Capital Securities.

  Conversion Ratio Adjustments--Merger, Consolidation or Sale of Assets of Company. In the event that the Company becomes a party to any transaction, including, without limitation, and with certain exceptions, (a) a recapitalization or reclassification of the Common Stock, (b) consolidation of the Company with, or merger of the Company into, any other person, or any merger of another person into the Company, (c) any sale, transfer or lease of all or substantially all of the assets of the Company, or (d) any compulsory share exchange pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property (each of the foregoing being referred to as a "Transaction"), then the holders of Capital Securities then outstanding will have the right to convert the Capital Securities into the kind and amount of securities, cash or other property receivable upon the consummation of such Transaction by a holder of the number of shares of Common Stock issuable upon conversion of such Capital Securities immediately prior to such Transaction.

  In the case of a Transaction, each Capital Security would become convertible into the securities, cash or property receivable by a holder of the number of shares of the Common Stock into which such Capital Security was convertible immediately prior to such Transaction. This change could substantially lessen or eliminate the value of the conversion privilege associated with the Capital Securities in the future. For example, if the Company were acquired in a cash merger, each Capital Security would become convertible solely into cash and would no longer be convertible into securities which value would vary depending on the future prospects of the Company and other factors.

  Conversion Ratio adjustments or omissions in making such adjustments may, under certain circumstances, be deemed to be distributions that could be taxable as dividends to holders of Capital Securities or to the holders of Common Stock. See "Certain Federal Income Tax Considerations--Adjustment of Conversion Ratio."

  Whenever the Conversion Ratio is adjusted as herein provided, the Company will place on file with the Property Trustee and with the Conversion Agent a statement signed by the Chairman of the Board, President or a Vice President of the Company and by its Treasurer or an Assistant Treasurer showing in detail the facts requiring such adjustment and the Conversion Ratio after such adjustment and the Trustee or the Conversion Agent will exhibit the same from time to time to any holder desiring an inspection thereof.

REDEMPTION

  General. The Convertible Subordinated Debentures will mature on            ,
2028. The Company has the right to redeem the Convertible Subordinated
Debentures (i) on or after            , 2001, in whole at
any time or in part from time to time, or (ii) at any time, in certain circumstances as described under "Description of Convertible Subordinated Debentures--Conditional Right to Redeem Upon a Tax Event or Capital Treatment Event," in whole (but not in part) within 90 days following the occurrence of a Tax Event or a Capital Treatment Event. A redemption of the Convertible Subordinated Debentures would cause a mandatory redemption of the Capital Securities and the Common Securities.

  Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of the Convertible Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption will be applied by the Property Trustee to redeem a Like Amount (as defined herein) of the Trust Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities, plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date"). The Redemption Price will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of Convertible Subordinated Debentures--Redemption." If less than all of the Convertible Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption will be allocated to the redemption pro rata of the Capital Securities and the Common Securities.

  Liquidation of Issuer and Distribution of Convertible Subordinated Debentures. Subject to the Company's having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies, the Company has the right at any time to terminate the Issuer and, after satisfaction of the liabilities of creditors of the Issuer as provided by applicable law, cause the Convertible Subordinated Debentures in respect of the Capital Securities and the Common Securities issued by the Issuer to be distributed to the holders of the Capital Securities and the Common Securities in exchange therefor upon liquidation of the Issuer.

  Under current U.S. federal income tax law and interpretations and assuming, as expected, that the Issuer is treated as a grantor trust, a distribution of Convertible Subordinated Debentures in exchange for the Capital Securities should not be a taxable event to holders of the Capital Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Capital Securities. See "Certain Federal Income Tax Consequences--Receipt of Convertible Subordinated Debentures or Cash Upon Liquidation of Issuer." If the Company elects neither to redeem the Convertible Subordinated Debentures prior to maturity nor to liquidate the Issuer and distribute the Convertible Subordinated Debentures to holders of the Capital Securities in exchange therefor, the Capital Securities will remain outstanding until the Stated Maturity of the Convertible Subordinated Debentures.

  If the Company elects to liquidate the Issuer and thereby causes the Convertible Subordinated Debentures to be distributed to holders of the Capital Securities in exchange therefor upon liquidation of the Issuer, the Company will continue to have the right to redeem the Convertible Subordinated
Debentures on or after       , 2001, and at any time in certain circumstances
upon the occurrence of a Tax Event or Capital Treatment Event, as described under "Description of Convertible Subordinated Debentures--Conditional Right to Redeem Upon a Tax Event or Capital Treatment Event," and the Convertible Subordinated Debentures will continue to be convertible into Common Stock, as described under "Description of Convertible Subordinated Debentures-- Conversion of Convertible Subordinated Debentures."

  After the liquidation date fixed for any distribution of Convertible Subordinated Debentures for the Capital Securities (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Convertible Subordinated Debentures to be delivered upon such distribution, and (iii) any certificates representing the Capital Securities not held by DTC or its nominee will be deemed to represent the Convertible Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on the Capital Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

  There can be no assurance as to the market prices for the Capital Securities or the Convertible Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of the Issuer were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Convertible Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

  Tax Event or Capital Treatment Event Redemption. If a Tax Event or Capital Treatment Event in respect of the Capital Securities and Common Securities occurs and is continuing, the Company has the right to redeem the Convertible Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Capital Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event or Capital Treatment Event. In the event that a Tax Event or a Capital Treatment Event in respect of the Capital Securities and Common Securities has occurred and is continuing and the Company does not elect to redeem the Convertible Subordinated Debentures and thereby cause a mandatory redemption of the Capital Securities and the Common Securities or to terminate the Issuer and cause the Convertible Subordinated Debentures to be distributed to holders of the Capital Securities and Common Securities in exchange therefor upon liquidation of the Issuer as described above, the Capital Securities will remain outstanding.

 Certain Definitions.

  "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Convertible Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of the Trust Securities, and
(ii) with respect to a distribution of Convertible Subordinated Debentures to holders of the Trust Securities in exchange therefor in connection with a dissolution or liquidation of the Issuer, Convertible Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Convertible Subordinated Debentures would be distributed.

  "Liquidation Amount" means the stated amount of $25 per Trust Security.

  "Tax Event" means the receipt by the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the U.S. or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the Capital Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of such opinion, subject to U.S. federal income tax with respect to income received or accrued on the corresponding series of Convertible Subordinated Debentures, (ii) interest payable by the Company on the Convertible Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes, or (iii) the Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. With respect to Convertible Subordinated Debentures which are no longer held by the Issuer or another issuer, "Tax Event" means the receipt by the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the U.S. or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the Convertible Subordinated Debentures under the Indenture, there is more than an insubstantial risk that interest payable by the Company on the Convertible Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes (each of the circumstances referred to in clauses (i), (ii) and (iii) of the preceding sentence and the circumstances referred to in this sentence being referred to herein as an "Adverse Tax Consequence").

  "Capital Treatment Event" means the reasonable determination by the Company that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the U.S. or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities under the Trust Agreement, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

REDEMPTION PROCEDURES

  Capital Securities redeemed on each Redemption Date will be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Convertible Subordinated Debentures. Redemptions of the Capital Securities will be made and the Redemption Price will be payable on each Redemption Date only to the extent that the Issuer has funds on hand available for the payment of such Redemption Price. See, also, "-- Subordination of Common Securities."

  If the Issuer gives a notice of redemption in respect of its Capital Securities, then, by 12:00 noon, Eastern time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Capital Securities. See "Book-Entry Issuance." If the Capital Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption will be payable to the holders of such Capital Securities on the relevant record date for the related Distribution Date. If notice of redemption has been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on such Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to applicable law (including, without limitation, U.S. federal securities laws), the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

  Payment of the Redemption Price on the Capital Securities and any distribution of Convertible Subordinated Debentures to holders of Capital Securities will be made to the applicable recordholders thereof as they appear on the register for such Capital Securities on the relevant record date, which will be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Capital Securities are not in book-entry form, the relevant record date for such Capital Securities will be a date 15 days prior to the Redemption Date or liquidation date, as applicable.

  If less than all of the Capital Securities and Common Securities issued by the Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed will be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed will be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Amount of Capital Securities. The Property Trustee will promptly notify the trust registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities will relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address.

REGISTRATION OF CAPITAL SECURITIES

  The Capital Securities will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interest in the Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by Participants (as defined under "Book-Entry Issuance") in DTC. Except as described below, Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."

  A global security will be exchangeable for Capital Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Issuer that it is unwilling or unable to continue as a depositary for such global security and no successor depositary has been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depositary, (ii) the Issuer in its sole discretion determines that such global security will be so exchangeable, or (iii) there occurs and is continuing a Debenture Event of Default. Any global security that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive certificates registered in such names as DTC directs. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Capital Securities are issued in definitive form, such Capital Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payment on and any distributions of Convertible Subordinated Debentures in exchange for Capital Securities represented by a global security will be made to DTC, as the depositary for the Capital Securities. In the event Capital Securities are issued in certificated form, the Liquidation Amount and Distributions will be payable, the transfer of the Capital Securities will be registrable, Convertible Subordinated Debentures will be distributed in exchange for Capital Securities following a termination of the Issuer and Capital Securities will be exchangeable for Capital Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee in New York City, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, the Capital Securities and the Common Securities, as applicable, will be made pro rata based on the Liquidation Amount of the Capital Securities and the Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing, no payment of any Distribution on, or Redemption Price of, any Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, will be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Capital Securities then called for redemption, has been made or provided for, and all funds available to the Property Trustee will first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, the Capital Securities then due and payable.

  In the case of any Event of Default under the Trust Agreement resulting from a Debenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such event of default under the Trust Agreement until the effect of all such events of default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until all Events of Default under the Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of such Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of such Capital Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

  Pursuant to the Trust Agreement, the Issuer will automatically terminate upon expiration of its term and will terminate on the first to occur of (i) certain events of bankruptcy, dissolution or liquidation of the Company, (ii) the distribution of a Like Amount of the Convertible Subordinated Debentures to the holders of the Trust Securities, if the Company, as Depositor, has given written direction to the Property Trustee to terminate the Issuer (subject to the Company having received prior approval of the Federal Reserve if so required under applicable capital guidelines or policies), (iii) redemption of all of the Capital Securities as described under "-- Redemption," and (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

  If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer will be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, to the holders of the Trust Securities in exchange therefor a Like Amount of the Convertible Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer on the Capital Securities will be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities will have a priority over the Common Securities. See "--Subordination of Common Securities."

  Under current U.S. federal income tax law and interpretations and assuming, as expected, that the Issuer is treated as a grantor trust, a distribution of the Convertible Subordinated Debentures should not be a taxable event to holders of the Capital Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Capital Securities. See "Certain Federal Income Tax Consequences--Receipt of Convertible Subordinated Debentures or Cash Upon Liquidation of Issuer." If the Company elects neither to redeem the Convertible Subordinated Debentures prior to maturity nor to liquidate the Issuer and distribute the Convertible Subordinated Debentures to holders of the Capital Securities, the Capital Securities will remain outstanding until the repayment of the Convertible Subordinated Debentures.

LIQUIDATION VALUE

  The amount of the Liquidation Distribution payable on the Capital Securities in the event of any liquidation of the Issuer is $25 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of a Like Amount of Convertible Subordinated Debentures, subject to certain exceptions. See "--Liquidation Distribution Upon Termination."

EVENTS OF DEFAULT; NOTICE

  Any one of the following events constitutes an "Event of Default" under the Trust Agreement (whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Convertible Subordinated Debentures--Debenture Events of Default"); or

    (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 90 days thereof.

  Within ten Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Company, as Depositor, unless such Event of Default has been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the Capital Securities will have a preference over the Common Securities as described above. See "--Subordination of Common Securities" and "--Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Capital Securities to accelerate the maturity thereof.

REMOVAL OF TRUSTEES

  Unless a Debenture Event of Default has occurred and is continuing, any Trustee may be removed at any time by the Company, as holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company, as the holder of the Common Securities. No resignation or removal of a Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

  Unless an Event of Default has occurred and is continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Company, as the holder of the Common Securities, and the Administrative Trustees will have power to appoint one or more Persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone will have power to make such appointment.

MERGER OR CONSOLIDATION OF TRUSTEES

  Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee is a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, will be the successor of such Trustee under the Trust Agreement, provided such Person is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF ISSUER

  The Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below or as otherwise described in the Trust Agreement. The Issuer may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer with respect to the Capital Securities, or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Convertible Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Issuer,
(vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Company or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer will not, except with the consent of holders of 100% in Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

  Except as provided below and under "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

  The Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Capital Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which may not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Issuer will be classified for U.S. federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of either clause (i) or clause (ii), such action will not adversely affect in any material respect the interests of any holder of Capital Securities, and any such amendments of the Trust Agreement will become effective when notice thereof is given to the holders of Trust Securities. The Trust Agreement may be amended by the Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for U.S. federal income tax purposes or the Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Convertible Subordinated Debentures are held by the Property Trustee, the Trustees will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Convertible Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Subordinated Debentures are due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or Convertible Subordinated Debentures, where such consent will be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of the Convertible Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Trustees will not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee will notify each holder of Capital Securities of any notice of default with respect to the Convertible Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, prior to taking any of the foregoing actions, the Trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the Issuer to be classified as other than a grantor trust for U.S. federal income tax purposes.

  Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Trust Agreement.

  No vote or consent of the holders of Capital Securities will be required for the Issuer to redeem and cancel the Capital Securities in accordance with the Trust Agreement.

  Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Trustees or any affiliate of the Company or any Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL CAPITAL SECURITIES

  The Capital Securities will be issued in the form of one or more Global Capital Securities that will be deposited with, or on behalf of, DTC. Global Capital Securities will be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Capital Securities represented thereby, a Global Capital Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC or another nominee of DTC or by DTC or any nominee to a successor depository or any nominee of such successor.

  Upon the issuance of the Global Capital Security, and the deposit of such Global Capital Security with or on behalf of DTC, DTC or its nominee will credit, on its book-entry registration and transfer system, the aggregate Liquidation Amounts of the individual Capital Securities represented by such Global Capital Securities to the accounts of Participants, which may include the accounts of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), and Cedel Bank, societe anonyme ("Cedel"). Such accounts will be designated by the dealers, underwriters or agents with respect to the Capital Securities. Ownership of beneficial interests in the Global Capital Security will be limited to Participants or persons that may hold interests through Participants, including Euroclear and Cedel. Ownership of beneficial interests in the Global Capital Security will be shown on, and the transfer of that ownership will be effected only through records maintained by DTC or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in the Global Capital Security.

  So long as DTC, or its nominee, is the registered owner of the Global Capital Security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by the Global Capital Security for all purposes under the Indenture. Except as provided herein, owners of beneficial interests in the Global Capital Security will not be entitled to have any of the individual Capital Securities represented by the Global Capital Security registered in their names, will not receive or be entitled to receive physical delivery of any Capital Securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement or the Indenture.

  Payments of principal of (and premium, if any) and interest on individual Capital Securities represented by the Global Capital Security registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the Global Capital Security representing the Capital Securities.

None of the Company, the Property Trustee, any Paying Agent, or the Securities Registrar for such Capital Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Capital Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company expects that DTC or its nominee, upon receipt of any payment of Liquidation Amount, Redemption Price or Distributions in respect of a permanent Global Capital Security representing any of the Capital Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of the Global Capital Security for the Capital Securities as shown on the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in the Global Capital Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  If DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue individual Capital Securities in exchange for the Global Capital Security representing the Capital Securities. In addition, the Issuer may at any time and in its sole discretion, determine not to have any Capital Securities represented by one or more Global Capital Securities and, in such event, will issue individual Capital Securities in exchange for the Global Capital Security or Securities representing the Capital Securities. Further, if the Issuer so specifies with respect to the Capital Securities, an owner of a beneficial interest in the Global Capital Security representing Capital Securities may, on terms acceptable to the Issuer, the Property Trustee and DTC, receive individual Capital Securities in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in the Global Capital Security will be entitled to physical delivery of individual Capital Securities equal in principal amount to such beneficial interest and to have the Capital Securities registered in its name.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Capital Securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Capital Securities are not held by DTC or its nominee, such payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the Register. The Paying Agent will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee is no longer the Paying Agent, the Administrative Trustees will appoint a successor (which must be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

REGISTRAR, TRANSFER AGENT AND CONVERSION AGENT

  The Property Trustee will act as registrar, transfer agent and Conversion Agent for the Capital Securities. Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer will not be required to register or cause to be registered the transfer of the Capital Securities after such Capital Securities have been called for redemption.

INFORMATION CONCERNING PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities are entitled to vote, then the Property Trustee will take such action as is directed by the Company and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuer in such a way that the Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as other than a grantor trust for U.S. federal income tax purposes and so that the Convertible Subordinated Debentures will be treated as indebtedness of the Company for U.S. federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities. Holders of the Capital Securities have no preemptive or similar rights. The Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.

              DESCRIPTION OF CONVERTIBLE SUBORDINATED DEBENTURES

GENERAL

  The Convertible Subordinated Debentures are to be issued under an Indenture between the Company and The Bank of New York, as Debenture Trustee. The Indenture is qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Convertible Subordinated Debentures and the Indenture, which summarizes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act, to each of which reference is hereby made. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein, such defined terms are incorporated herein or therein by reference.

  Concurrently with the issuance of the Capital Securities, the Issuer will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Convertible Subordinated Debentures issued by the Company. The Convertible Subordinated Debentures will bear
interest at the annual rate of    % of the principal amount thereof, payable
quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing September 30, 1998, and at maturity to the person in whose name each Convertible Subordinated Debenture is registered at the close of business on the record date next preceding such Interest Payment Date. The period beginning on and including the date of original issuance of the Convertible Subordinated Debentures and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date is herein called an "Interest Period." It is anticipated that, until the liquidation, if any, of the Issuer, each Convertible Subordinated Debenture will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities. The amount of interest payable for any Interest Period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next day that is a Business Day (without any interest or other payment in respect of any such delay) unless it would thereby fall in the next calendar year, in which event the Interest Payment Date will be brought forward to the immediately preceding Business Day. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on
the amount thereof (to the extent permitted by law) at the rate of    % per
annum, compounded quarterly from the relevant Interest Payment Date. The term "interest" as used herein includes quarterly interest payments and interest on quarterly interest payments not paid on the applicable Interest Payment Date, as applicable. Notwithstanding anything to the contrary set forth above, if the maturity date falls on a day that is not a Business Day, the payment of principal and interest will be paid on the next succeeding Business Day, with the same force and effect as if made on such maturity date and no interest on such payments will accrue from and after the maturity date.

  The Convertible Subordinated Debentures will mature on      , 2028 (the
"Stated Maturity").

  The Convertible Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt of the Company. See "--Subordination." Substantially all of the Company's existing indebtedness constitutes Senior Debt. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary, including the Subsidiary Banks (as defined below), upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. At March 31, 1998, the subsidiaries of the Company had total liabilities (excluding liabilities owed to the Company) of approximately $6.0 billion (including deposits in the case of subsidiaries which are financial institutions) (the "Subsidiary Banks")). Accordingly, the Convertible Subordinated Debentures and the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Convertible Subordinated Debentures and beneficiaries of the Guarantee should look only to the assets of the Company for payments on the Convertible Subordinated Debentures or under the Guarantee. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company or its subsidiaries, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Company may enter into in the future or otherwise. See "Description of Convertible Subordinated Debentures--Subordination."

  In addition, as the Company is a non-operating holding company, almost all of the operating assets of the Company are owned by its subsidiaries. The Company relies primarily on dividends and management fees from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations, corporate expenses and dividend payments on its Common Stock. The Subsidiary Banks are subject to certain restrictions imposed by federal law on any extensions of credit and payment of management fees to, and certain other transactions with, the Company and certain other affiliates, and on investment in stock or other securities thereof. Such restrictions prevent the Company and such other affiliates from borrowing from the Subsidiary Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investment by the Subsidiary Banks are generally limited in amount as to the Company and as to each of such other affiliates to 10% of each such Subsidiary Bank's capital and surplus and as to the Company and all of such other affiliates to an aggregate of 20% of each such Subsidiary Bank's capital and surplus. In addition, payment of dividends and management fees to the Company by the Subsidiary Banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires prior approval by banking regulatory authorities. Under current banking regulations referred to above, at December 31, 1997, the Subsidiary Banks could have declared dividends to the Company of $76.6 million, of which $15.8 million has been subsequently declared and paid to the Company. Federal and state regulatory agencies also have the authority to limit further the Subsidiary Banks' payment of dividends based on other factors, such as the maintenance of adequate capital for the Subsidiary Banks, which could reduce the amount of dividends otherwise payable.

RIGHT TO DEFER INTEREST PAYMENTS

  So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture at any time or from time to time during the term of the Convertible Subordinated Debentures to defer payment of interest on the Convertible Subordinated Debentures for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Convertible Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid on the Convertible Subordinated Debentures (together with interest on
such unpaid interest at the rate of    % per annum, compounded quarterly from
the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period, interest will accrue and holders of Convertible Subordinated Debentures (or holders of Capital Securities while such series is outstanding) will be required to accrue interest income for U.S. federal income tax purposes. See "Certain Federal Income Tax Consequences--Potential Extension of Interest Payment Period and Original Issue Discount."

  During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Convertible Subordinated Debentures, or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Convertible Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Company, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the redemption or repurchase of any such rights pursuant thereto, (c) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees, related to the issuance of Common Stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of Common Stock (or securities convertible into or exchangeable for Common Stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period, or (d) payments under the Guarantee). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest on the Convertible Subordinated Debentures, provided that no Extension Period may exceed 20 consecutive quarterly period or extend beyond the Stated Maturity of the Convertible Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid
(together with interest thereon at the rate of    % per annum, compounded
quarterly, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above requirements. No interest will be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin such Extension Period at least one Business Day prior to the earlier of (i) the date Distributions on the Trust Securities would have been payable except for the election to begin such Extension Period, (ii) the date the Administrative Trustees are required to give notice to the NYSE, the Nasdaq National Market or other applicable stock exchange or automated quotation system on which the Capital Securities are then listed or quoted, or (iii) the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Convertible Subordinated Debentures. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

REDEMPTION

  Subject to the Company's having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies, the Convertible Subordinated Debentures are redeemable prior to maturity at the
option of the Company (i) on or after      , 2001, in whole at any time or in
part from time to time, or (ii) at any time, in certain circumstances as described under "--Conditional Right to Redeem upon a Tax Event or Capital Treatment Event," in whole (but not in part) within 90 days following the occurrence of a Tax Event or Capital Treatment Event. The proceeds of any such redemption will be used by the Issuer to redeem the Trust Securities. The redemption price with respect to the Convertible Subordinated Debentures will be equal to 100% of the principal amount of the Convertible Subordinated Debentures so redeemed plus accrued and unpaid interest thereon to the date of redemption. The Convertible Subordinated Debentures will not be subject to any sinking fund.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Convertible Subordinated Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Convertible Subordinated Debentures or portions thereof called for redemption.

DISTRIBUTION OF CONVERTIBLE SUBORDINATED DEBENTURES

  As described under "Description of Capital Securities--Redemption-- Liquidation of Issuer and Distribution of Convertible Subordinated Debentures," under certain circumstances involving the termination of the Issuer, Convertible Subordinated Debentures may be distributed to the holders of the Capital Securities in exchange therefor upon liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer as provided by applicable law. If distributed to holders of Capital Securities, the Convertible Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Capital Securities, will act as depositary for the Convertible Subordinated Debentures. It is anticipated that the depositary arrangements for the Convertible Subordinated Debentures would be substantially identical to those in effect for the Capital Securities. If Convertible Subordinated Debentures are distributed to the holders of Capital Securities in exchange therefor upon the liquidation of the Issuer, the Company will use its best efforts to list the Convertible Subordinated Debentures on the NYSE or such other stock exchanges or automated quotation systems, if any, on which the Capital Securities are then listed or quoted. There can be no assurance as to the market price of any Convertible Subordinated Debentures that may be distributed to the holders of Capital Securities.

CONDITIONAL RIGHT TO REDEEM UPON A TAX EVENT OR CAPITAL TREATMENT EVENT

  If a Tax Event or a Capital Treatment Event occurs and either (i) in the opinion of counsel to the Company experienced in such matters, there would in all cases, after effecting the termination of the Issuer and the distribution of the Convertible Subordinated Debentures to the holders of the Capital Securities in exchange therefor upon liquidation of the Issuer, be more than an insubstantial risk that an Adverse Tax Consequence (as defined in "Risk Factors--Redemption Upon Tax Event or Capital Treatment Event") would continue to exist, (ii) in the reasonable determination of the Company, there would in all cases, after effecting the termination of the Issuer and the distribution of the Convertible Subordinated Debentures to the holders of the Capital Securities in exchange therefor upon liquidation of the Issuer, be more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company, or (iii) the Convertible Subordinated Debentures are not held by the Issuer, then the Company will have the right to redeem the Convertible Subordinated Debentures, in whole but not in part, at any time within 90 days following the occurrence of a Tax Event or Capital Treatment Event at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption. See "Description of Capital Securities--Redemption."

REGISTRATION OF CONVERTIBLE SUBORDINATED DEBENTURES

  The Convertible Subordinated Debentures will be registered in the name of the Issuer. In the event that the Convertible Subordinated Debentures are distributed to holders of the Capital Securities, it is anticipated that the depositary and other arrangements for the Convertible Subordinated Debentures will be substantially identical to those in effect for the Capital Securities, as applicable. See "Description of Capital Securities--Registration of Capital Securities."

PAYMENT AND PAYING AGENTS

  Payment of principal of (and premium, if any) and any interest on Convertible Subordinated Debentures (other than any Convertible Subordinated Debentures represented by Global Convertible Subordinated Debentures) will be made at the office of the Debenture Trustee in New York City or at the office of such paying agent or paying agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (i) except in the case of Global Convertible Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address appears in the securities register, or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the applicable record date. Payment of any interest on Convertible Subordinated Debentures will be made to the Person in whose name such Convertible Subordinated Debentures are registered at the close of business on the applicable record date for such interest, except in the case of defaulted interest. The Company may at any time designate additional paying agents or rescind the designation of any paying agent; however, the Company will at all times be required to maintain a paying agent in each place of payment for the Convertible Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Convertible Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable will, at the request of the Company, be repaid to the Company and the holder of such Convertible Debenture must thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

RESTRICTIONS ON CERTAIN PAYMENTS

  The Company will also covenant, as to the Convertible Subordinated Debentures, that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Convertible Subordinated Debentures, or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Convertible Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Company, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the redemption or repurchase of any such rights pursuant thereto, (c) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees, related to the issuance of Common Stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of Common Stock (or securities convertible into or exchangeable for Common Stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period, and (d) payments under the Guarantee) if at such time
(i) there has occurred any event of which the Company has actual knowledge (a) that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default under the Indenture with respect to the Convertible Subordinated Debentures, and (b) in respect of which the Company has not taken reasonable steps to cure, or (ii) the Company has given notice of its election of an Extension Period as provided in the Indenture with respect to the Convertible Subordinated Debentures and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

MODIFICATION OF INDENTURE

  From time to time the Company and the Debenture Trustee may, without the consent of the holders of the Convertible Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of the Convertible Subordinated Debentures or the holders of the Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Convertible Subordinated Debentures affected, to modify the Indenture; provided, that no such modification may, without the consent of the holder of each outstanding Convertible Debenture so affected,
(i) change the Stated Maturity of the Convertible Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of the Convertible Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture, provided further that, so long as any Capital Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Capital Securities affected unless and until the principal of the Convertible Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied, and (b) where a consent under the Indenture would require the consent of each holder of Convertible Subordinated Debentures, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Capital Securities. In addition, the Company and the Debenture Trustee may execute, without the consent of any holder of Convertible Subordinated Debentures, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

DEBENTURE EVENTS OF DEFAULT

  The Indenture provides that any one or more of the following described events that have occurred and are continuing constitutes a "Debenture Event of Default" with respect to the Convertible Subordinated Debentures:

    (i) failure for 30 days to pay any interest on the Convertible Subordinated Debentures when due (subject to the deferral of any interest payment in the case of an Extension Period), or

    (ii) failure to pay any principal or premium, if any, on the Convertible Subordinated Debentures when due whether at maturity or upon redemption, or

    (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Convertible Subordinated Debentures, or

    (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

  The holders of a majority in aggregate outstanding principal amount of Convertible Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Convertible Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Debenture Trustee or such holders of the Convertible Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities will have such right. The holders of a majority in aggregate outstanding principal amount of Convertible Subordinated Debentures may annul such declaration. Should the holders of the Convertible Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities affected will have such right.

  The holders of a majority in aggregate outstanding principal amount of the Convertible Subordinated Debentures affected thereby may, on behalf of the holders of all of the Convertible Subordinated Debentures, waive any default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Convertible Debenture. Should the holders of the Convertible Subordinated Debentures fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities affected will have such right. The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

  In case a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Convertible Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Convertible Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

  If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Subordinated Debentures on the date such interest or principal is due and payable, a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on the Convertible Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities outstanding. If the right to bring a Direct Action is removed, the Issuer may become subject to the reporting obligations under the Exchange Act. The Company has the right under the Indenture to set-off any payment made to such holder of Capital Securities by the Company in connection with a Direct Action.

  The holders of the Capital Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Convertible Subordinated Debentures unless there has been an Event of Default under the Trust Agreement. See "Description of Capital Securities--Events of Default; Notice."

CONVERSION OF CONVERTIBLE SUBORDINATED DEBENTURES

  The Convertible Subordinated Debentures will be convertible into Common Stock at the option of the holders of the Convertible Subordinated Debentures
at any time on or after     , 1998 [60 days after the date of issue] and prior
to 5:00 p.m. (Eastern time) on the Business Day immediately preceding the date of repayment of such Convertible Subordinated Debentures, whether at Stated Maturity or upon redemption (either at the option of the Company or pursuant to a Tax Event or a Capital Treatment Event), at the Conversion Ratio as adjusted, as applicable, as described under "Description of Capital Securities--Conversion Rights." The Issuer will covenant not to convert Convertible Subordinated Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Capital Securities. Upon surrender of a Capital Security to the Conversion Agent for conversion, the Issuer will distribute $25 principal amount of the Convertible Subordinated Debentures per Capital Security to the Conversion Agent on behalf of the holder of the Capital Securities so converted whereupon the Conversion Agent will convert such Convertible Subordinated Debentures to Common Stock on behalf of such holder. The Company's delivery to the holders of the Convertible Subordinated Debentures (through the Conversion Agent) of the fixed number of shares of Common Stock into which the Convertible Subordinated Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy the Company's obligation to pay the principal amount of the Convertible Subordinated Debentures so converted, and the accrued and unpaid interest thereupon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Convertible Subordinated Debentures are converted after a record date for payment of interest and on or before the related Interest Payment Date, the interest payable on the related Interest Payment Date with respect to such Convertible Subordinated Debentures will be paid to the Issuer (which will distribute an equivalent amount to the holder of such Capital Security on the related record date) or other holder of Convertible Subordinated Debentures, as the case may be, despite such conversion, and the holder of the Convertible Subordinated Debentures must deliver an amount equal to the interest payable on the related Interest Payment Date prior to receiving the shares of Common Stock; provided, further that if any Convertible Subordinated Debentures are delivered for conversion during an Extension Period by a holder after receiving a notice of redemption from the Property Trustee, the Company will be required to pay to the Issuer or other holder of the converted Convertible Subordinated Debentures all accrued and unpaid interest, if any, on such Convertible Subordinated Debentures through the date of conversion which amount will be simultaneously distributed to the holders of the Capital Securities, if any, in respect of which such Convertible Subordinated Debentures were delivered. Except as provided above, neither the Issuer nor the Company will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid interest, whether or not in arrears, on the Convertible Subordinated Debentures. See "Description of Capital Securities--Conversion Rights."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that the Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person may consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the U.S. or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Convertible Subordinated Debentures issued under the Indenture, (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, has occurred and is continuing, (iii) such transaction is permitted under the Trust Agreement and the Guarantee and does not give rise to any breach or violation of the Trust Agreement or the Guarantee, and (iv) certain other conditions as prescribed by the Indenture are met.

  The general provisions of the Indenture do not afford holders of the Convertible Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Convertible Subordinated Debentures.

SATISFACTION AND DISCHARGE

  The Indenture provides that when, among other things, all Convertible Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Convertible Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Convertible Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

  In the Indenture, the Company has covenanted and agreed that any Convertible Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets of the Company upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Convertible Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Convertible Subordinated Debentures; provided, however, that holders of Senior Debt will not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business.

  In the event of the acceleration of the maturity of the Convertible Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration thereof) before the holders of Convertible Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Convertible Subordinated Debentures; provided, however, that holders of Senior Debt will not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business.

  The Convertible Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt of the Company. At June 5, 1998, the aggregate outstanding Senior Debt of the Company was $48 million. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary of the Company, including any Subsidiary Bank, upon any such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Convertible Subordinated Debentures to benefit indirectly from such distribution), is subject to the prior claim of creditors of such subsidiaries, except to the extent that the Company may itself be recognized as a creditor of such subsidiary. The Convertible Subordinated Debentures will, therefore, be effectively subordinated to all existing and future liabilities of the subsidiaries of the Company, and holders of Convertible Subordinated Debentures should look only to the assets of the Company for payments on the Convertible Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, or its subsidiaries whether under the Indenture or any existing indenture or other indenture that the Company may enter into in the future or otherwise. The Company expects from time to time to incur additional indebtedness and other obligations constituting Senior Debt.

  No payments on account of principal (or premium, if any) or interest in respect of the Convertible Subordinated Debentures may be made if there has occurred and is continuing a default in any payment with respect to Senior Debt or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding is pending with respect to any such default.

  "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every capital lease obligation of such Person, (vi) every obligation of such Person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

  "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Convertible Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Convertible Subordinated Debentures; provided, however, that Senior Debt will not be deemed to include (i) any Debt of the Company which when incurred and without respect to any election under Section 1111(b) of the U.S. Bankruptcy Code of 1978, as amended, was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries, (iii) any Debt to any employee of the Company, (iv) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Convertible Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such Debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject, and (v) any other debt securities issued pursuant to the Indenture.

TRUST EXPENSES

  Pursuant to the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of the Issuer (including costs and expenses relating to the organization of the Issuer, the fees and expenses of the Trustees and the cost and expenses relating to the operation of the Issuer) and to pay any and all taxes and all costs and expenses with respect thereto (other than U.S. withholding taxes) to which the Issuer might become subject.

GOVERNING LAW

  The Indenture and the Convertible Subordinated Debentures will be governed by and construed in accordance with the laws of the State of Indiana.

INFORMATION CONCERNING DEBENTURE TRUSTEE

  The Debenture Trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Convertible Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                              BOOK-ENTRY ISSUANCE

  DTC will act as the initial securities depositary for all of the Capital Securities and the Convertible Subordinated Debentures. The Capital Securities and the Convertible Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Capital Securities and the Convertible Subordinated Debentures, representing in the aggregate the total number of the Capital Securities or aggregate principal balance of Convertible Subordinated Debentures, respectively, and will be deposited with the Property Trustee as custodian for DTC.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Capital Securities or Convertible Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities or Convertible

Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Capital Security and each Convertible Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records, including Euroclear and Cedel. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities or Convertible Subordinated Debentures. Transfers of ownership interests in the Capital Securities or Convertible Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Capital Securities or Convertible Subordinated Debentures, except in the event that use of the book-entry system for the Capital Securities or Convertible Subordinated Debentures is discontinued.

  Transfers between Participants will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Cross-market transfers between Participants, on the one hand, and Euroclear participants or Cedel participants, on the other hand, will be effected in DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Capital Securities or Convertible Subordinated Debentures in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

  Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Capital Security or Convertible Subordinated Debenture from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or Cedel as a result of sales of interests in a Capital Security or Convertible Subordinated Debenture by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following the DTC settlement date.

  DTC has no knowledge of the actual Beneficial Owners of the Capital Securities or Convertible Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities or Convertible Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices will be sent to Cede & Co. as the registered holder of the Capital Securities or Convertible Subordinated Debentures. If less than all of the Capital Securities or the Convertible Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

  Although voting with respect to the Capital Securities or the Convertible Subordinated Debentures is limited to the holders of record of the Capital Securities or Convertible Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities or Convertible Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Property Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Capital Securities or Convertible Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distribution payments on the Capital Securities or the Convertible Subordinated Debentures will be made by the Property Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Property Trustee, the Issuer or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the Property Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depositary with respect to the Capital Securities or the Convertible Subordinated Debentures at any time by giving reasonable notice to the Property Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Capital Security or Convertible Subordinated Debenture certificates representing the Capital Securities or Convertible Subordinated Debentures are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in Liquidation Amount of Capital Securities or aggregate principal amount of Convertible Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Capital Securities or Convertible Subordinated Debentures will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuer and the Company believe to be accurate, but the Issuer and the Company assume no responsibility for the accuracy thereof. Neither the Issuer nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                           DESCRIPTION OF GUARANTEE

GENERAL

  The Guarantee will be executed and delivered by the Company concurrently with the issuance by the Issuer of its Capital Securities for the benefit of the holders from time to time of such Capital Securities and Common Securities. The Bank of New York will act as Guarantee Trustee under the Guarantee for the purposes of compliance with the Trust Indenture Act and the Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantee, which summarizes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities and Common Securities.

  The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth therein, the Guarantee Payments (as defined herein) to the holders of the Trust Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer (unless the Convertible Subordinated Debentures are distributed to holders of the Capital Securities in exchange therefor), the lesser of (a) the Liquidation Distribution, and (b) the amount of assets of the Issuer remaining available for distribution to holders of Trust Securities after satisfaction of liabilities to creditors of the Issuer as required by law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Trust Securities or by causing the Issuer to pay such amounts to such holders.

  If the Company does not make interest payments on the Convertible Subordinated Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Capital Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Debt of the Company. See "-- Status of Guarantee." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary, including the Subsidiary Banks, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. The Guarantee will not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, or its subsidiaries whether under the Indenture, any other existing indenture or any other indenture that the Company may enter into in the future or otherwise. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

  The Company will, through the Guarantee, the Trust Agreement, the Convertible Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Capital Securities. See "Relationship Among Capital Securities, Convertible Subordinated Debentures and Guarantee."

  As part of the Guarantee, the Company will agree that it will honor all obligations described therein relating to the conversion of the Capital Securities into Common Stock as described in "Description of Capital Securities--Conversion Rights."

STATUS OF GUARANTEE

  The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt of the Company in the same manner as the Convertible Subordinated Debentures. The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Trust Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Trust Securities of the Convertible Subordinated Debentures.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of the Trust Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding Trust Securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities--Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee will bind the successors, assigns, receivers, trustees and representatives of the Company and will inure to the benefit of the holders of the related Trust Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Trust Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. The Company, as Guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of any Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF GUARANTEE

  The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Trust Securities, upon full payment of the amounts payable upon liquidation of the Issuer or upon distribution of Convertible Subordinated Debentures to the holders of the Trust Securities in exchange therefor. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Securities must restore payment of any sums paid under the Trust Securities or the Guarantee.

GOVERNING LAW

  The Guarantee will be governed by and construed in accordance with the laws of the State of Indiana.

                    RELATIONSHIP AMONG CAPITAL SECURITIES,
               CONVERTIBLE SUBORDINATED DEBENTURES AND GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Capital Securities (to the extent the Issuer has funds available for the payment of such Distributions and other amounts) will be irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Convertible Subordinated Debentures, the Indenture, the Trust Agreement and the Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Capital Securities. If and to the extent that the Company does not make payments on the Convertible Subordinated Debentures, the Issuer will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder the Capital Securities is to institute a legal proceeding directly against the Company pursuant to the terms of the Indenture for enforcement of payment of amounts equal to such Distributions to such holder. The obligations of the Company under the Guarantee will be subordinate and junior in right of payment to all Senior Debt of the Company.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on the Convertible Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount of the Convertible Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Capital Securities and Common Securities, (ii) the interest rate and interest and other payment dates on the Convertible Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Capital Securities, (iii) the Company will pay for all and any costs, expenses and liabilities of the Issuer except the Issuer's obligations to holders of the Capital Securities under the Capital Securities, and (iv) the Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of the Issuer.

  Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

  A holder of any Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Company or any other Person or entity.

  A default or event of default under any Senior Debt of the Company would not constitute a default or Event of Default under the Indenture. In the event, however, of payment defaults under, or acceleration of, Senior Debt of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Convertible Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Convertible Subordinated Debentures would constitute an Event of Default under the Indenture.

LIMITED PURPOSE OF ISSUER

  The Capital Securities evidence a beneficial interest in the Issuer, and the Issuer exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in the Convertible Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Convertible Subordinated Debenture is that a holder of a Convertible Subordinated Debenture will be entitled to receive from the Company the principal amount of and interest accrued on Convertible Subordinated

Debentures held, while a holder of Capital Securities will be entitled to receive Distributions from the Issuer (or from the Company under the Guarantee) if and to the extent the Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary termination, winding up or liquidation of the Issuer involving the liquidation of the Convertible Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, the holders of the Capital Securities will be entitled to receive, out of the assets held by the Issuer, the Liquidation Distribution in cash. See "Description of Capital Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Convertible Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any shareholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Issuer (other than the Issuer's obligations to the holders of its Capital Securities), the positions of a holder of the Capital Securities and a holder of the Convertible Subordinated Debentures relative to other creditors and to shareholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

  The Company's authorized capital stock consists of 100,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, no par value per share (the "Preferred Stock"). As of March 31, 1998 (on a pro forma basis giving effect to the Pinnacle Acquisition), there were 33,540,415 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

COMMON STOCK

 Dividend Rights

  Holders of Common Stock are entitled to receive dividends when as and if declared by the Company's Board of Directors out of funds legally available therefor, subject to any preferential dividend rights which may attach to preferred stock which may be issued by the Company in the future. The timing and amount of future dividends will depend, among other things, upon the earnings and financial condition of the Company and its subsidiaries. In addition, the ability of the subsidiary banks of the Company to pay cash dividends, which are expected to continue to be the Company's principal source of income, is restricted by applicable banking laws.

 Voting Rights

  Holders of Common Stock are entitled to one vote per share in the election of directors and in all other matters to be voted upon by the shareholders generally. Shareholders do not have cumulative voting rights in the election of directors. Therefore, holders of a majority of the shares of Common Stock outstanding can elect the entire Board of Directors of the Company.

 Liquidation Rights

  In the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Common Stock would be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after preferences on any outstanding preferred stock.

 No Preemptive Rights

  Holders of Common Stock do not have the preemptive right to subscribe on a pro-rata basis for any presently or subsequently authorized shares of Common Stock.

 Assessment and Redemption

  The Common Stock is not subject to redemption or any sinking fund and the outstanding shares are fully paid and non-assessable. The Citizens National Bank of Evansville is the transfer agent for the Common Stock.

PREFERRED STOCK

  The Board of Directors of the Company is authorized to cause the Preferred Stock to be issued from time to time, in series, by resolution adopted prior to the issue of shares of a particular series, and to fix and determine in the resolution the designation, relative rights, preferences and limitations of the shares of each series, including voting, dividend and liquidation rights and all other matters with respect to such shares as are permitted to be fixed and determined by the Board of Directors under the Indiana corporate law.

CERTAIN ANTI-TAKEOVER PROVISIONS

 Shareholder Vote Required for Certain Transactions

  Business Combinations. The Company's Restated Articles of Incorporation include a so-called "fair price" provision. This provision generally provides that mergers, other business combinations and similar transactions and the sale, lease, mortgage or other disposition of more than 10% of total assets involving the Company or any of its subsidiaries and any person or entity beneficially owning directly or indirectly more than 10% of the outstanding voting stock of the Company, or affiliates or associates of such an entity (a "Company 10% shareholder"), may not be consummated without the approval of holders of at least 80% of the voting stock of the Company, unless either: (i) the transaction is approved by a majority of the members of the Board of Directors who are not affiliated with the Company 10% shareholder, or (ii) the transaction meets certain minimum ("fair price") price requirements (in either of which cases, the shareholder and director approval requirements of the "fair price" provision would no longer apply and only the normal shareholder and director approval requirements of the Indiana corporate law would govern the transaction).

  The primary purpose of the Company's "fair price" provision is to provide additional safeguards for the remaining shareholders in the event that an individual or entity becomes a major shareholder of the Company. If the Company comes under the control of a single person or entity, substantial inequities could befall the minority shareholders. A bid for control of a target company is often followed, in time, by a complete business combination that eliminates minority interests in the target company on terms often unfavorable to the minority--a so-called "two-tier" structured takeover. Minority shareholders in these circumstances may be forced out by the controlling shareholder in a business combination transaction at a time and for a price (cash or other types of consideration, often including debt instruments) not to their liking. The price per share in such transactions often is lower than the price per share previously paid by the controlling shareholder for its controlling block of stock in the first tier of the takeover. The minority shareholders, in such event, may have no alternative to accepting such price unless they choose to follow the statutory procedures for appraisal rights as a dissenting shareholder or to bringing legal action against the controlling shareholder for breach of fiduciary duty, either of which procedures may be costly and time-consuming.

  The Company's higher shareholder vote requirements make it more difficult for a single shareholder to obtain ultimate "control" over the Company in the sense of being able unilaterally to effect a completed business combination on the controlling shareholder's own terms. A disadvantage of these higher shareholder vote requirements, however, is that outside parties contemplating an attempt to acquire control over the Company by acquiring less than all of its outstanding stock may be discouraged from making such an attempt, because ultimate "control" will require obtaining a higher percentage of the outstanding shares of Common Stock than if normal shareholder vote requirements were in effect. As a result, premium offers for the Common Stock from outside parties interested in acquiring control may be somewhat less likely from such parties than premium offers for other similar companies without such high voting requirements. In addition, because outside parties may be somewhat less likely to attempt to acquire control over the Company due to its higher shareholder vote requirements, the management of the Company may be somewhat less vulnerable to removal in the future than would be the case if such provisions were not in effect.

  Removal of Directors. The Indiana corporate law provides that directors may be removed in any manner provided in the articles of incorporation. In addition, the shareholders or directors may remove one or more directors with or without cause unless the articles of incorporation provide otherwise. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director. A director may be removed by the shareholders, if they are otherwise authorized to do so, only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

  The Company's Restated Articles of Incorporation provide that at a meeting called expressly for that purpose, a director or the entire Board of Directors may be removed without cause only upon the affirmative vote of the holders of not less than 80% of the shares entitled to vote generally in an election of directors. At a meeting called expressly for that purpose, a director may be removed by the shareholders for cause by the affirmative vote of the holders of a majority of the shares entitled to vote upon his election. The Restated Articles of Incorporation provide that, except as may be otherwise provided by law, cause for removal will be construed to exist only if the director whose removal is proposed: (i) has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or (ii) has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the Company in a manner of substantial importance to the Company, and such adjudication is no longer subject to direct appeal.

  The Company's 80% shareholder vote requirement for removal of directors without cause precludes a majority shareholder from circumventing the classified Board by decreasing the size of the Board of Directors until its nominees have a numerical majority or by removing directors not up for election, filling the resulting vacancy with its nominees, and thereby gaining control of the Board of Directors. The removal provisions would make it more difficult for shareholders of the Company to change the composition of the Board of Directors even if the shareholders believe that such a change would be desirable.

  Amendments to Articles of Incorporation. The Indiana corporate law provides that, unless a greater vote is required under a specific provision of the Indiana corporate law or by a corporation's articles of incorporation or its board of directors, a corporation may amend its articles of incorporation upon the affirmative vote of the holders of a greater number of shares cast in favor of the amendment than the holders of shares cast against the amendment, unless the amendment creates dissenters' rights in which case a favorable vote of the holders of a majority of the outstanding shares is required. Under the Indiana corporate law, a corporation's board of directors may condition its submission of a proposed amendment to the shareholders of the corporation on any basis, including the requirement of the affirmative vote of holders of a greater percentage of the voting shares of the corporation than otherwise would be required under the Indiana corporate law.

  The Company's Restated Articles of Incorporation provide that, notwithstanding any other provision of the Restated Articles of Incorporation or any provision of law or any preferred stock designation, the provisions of
Article VII (relating to the classification, number, terms, removal of directors and newly created directorships and vacancies), Article IX (relating to special meetings of shareholders) and Article X (relating to the "fair price" provisions discussed under "--Business Combinations"), may be altered, amended or repealed only with the affirmative vote of the holders of at least 80% of the Common Stock then entitled to vote in an election of directors.

  Voting Rights. Holders of shares of Common Stock are entitled to one vote per share in the election of directors and in all other matters to be voted upon by the shareholders generally. Directors of the Company are elected by the majority vote of the shareholders and shareholders of the Company are not entitled to cumulative voting in the election of directors. Therefore, holders of a majority of the shares of Common Stock can elect the entire the Board of Directors.

  The number of directors to constitute the Company Board may not be more than twenty nor less than six. The Company Board currently consists of twelve members, and the directors are divided into three classes with the term of office of one of such classes expiring in each year. At each annual meeting of shareholders, the successors to the directors of the class whose term is expiring at that time are elected to hold office for a term of three years.

 Special Meeting of Shareholders; Shareholder Action by Written Consent

  The Company's Restated Articles of Incorporation require that shareholders must hold at least 80% of the outstanding voting shares of the Company in order to call a special meeting of shareholders. This provision is intended to discourage attempts by the holders of less than 80% of the outstanding voting stock of the Company from disrupting the business of the corporation between annual shareholders meetings by calling special meetings. Possible disadvantages of this provision is that it makes it more difficult for a shareholder or shareholder group to take action where such action is opposed by a majority of the Board of Directors and management of the Company and it may delay the removal of directors, even if cause exists for such removal. The Indiana corporate law provides that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent, in writing, setting forth the action taken is signed by the holders of all of the shares entitled to vote on the subject matter.

 Takeover Statutes

  The Indiana corporate law prohibits, in general, any business combination, such as a merger or consolidation, between an Indiana corporation with shares of its stock registered under the federal securities laws or that makes an election under the Indiana corporate law, and an "interested shareholder" (defined as any owner of 10% or more of the corporation's stock) for five years after the date on which such shareholder became an interested shareholder, unless the stock acquisition which caused the person to become an interested shareholder was approved in advance by the corporation's board of directors. This so-called "five-year freeze" provision of the Indiana corporate law is effective even if all parties should subsequently decide that they wish to engage in the business combination.

  The Indiana corporate law also contains a "control share acquisition" provision which effectively denies voting rights to shares of an "issuing public corporation" acquired in control share acquisitions unless the grant of such voting right is approved by a majority vote of disinterested shareholders. An issuing public corporation is a corporation that (i) has 100 or more shareholders, (ii) has its principal place of business, its principal office or substantial assets within Indiana, and (iii) either (a) more than 10% of its shareholders are Indiana residents, (b) more than 10% of its shares are owned by Indiana residents, or (c) 10,000 or more of its shareholders are residents of Indiana. The Company is an "issuing public corporation." A control share acquisition is one by which a purchasing shareholder acquires more than one-fifth, one-third, or one-half of the voting power of the stock of an "issuing public corporation." In addition, if any person proposing to make or who has made "control share acquisitions" does not file an "acquiring person statement" with the issuing corporation or if the control shares are not accorded full voting rights by other shareholders, and if the articles of incorporation or by-laws of the corporation whose shares are acquired authorize such redemption (The Company's By-laws do), the acquired shares are subject to redemption by the corporation. Finally, if a control share acquisition should be made of a majority of the corporation's voting stock, and those shares are granted full voting rights, shareholders are granted dissenters' rights.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following is a summary of the material U.S. federal income tax considerations that may be relevant to the purchasers of the Capital Securities which has been passed upon by Lewis, Rice & Fingersh, L.C., counsel to the Company ("Tax Counsel"), insofar as it relates to matters of law and legal conclusions. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations issued thereunder and current administrative rulings and court decisions, all of which are subject to change at any time, with possible retroactive effect. Subsequent changes may cause the tax consequences to vary substantially from the consequences described below. Furthermore, the authorities on which the following summary is based are subject to various interpretations, and it is therefore possible that the U.S. federal income tax treatment of the purchase, ownership, and disposition of the Capital Securities may differ from the treatment described below.

  No attempt has been made in the following discussion to comment on all U.S. federal income tax matters affecting purchasers of the Capital Securities. Moreover, unless otherwise stated, this summary generally focuses on beneficial owners (each a "holder") of the Capital Securities who are individual citizens or residents of the U.S. and who acquire the Capital Securities upon their original issue at their initial issue price and hold the Capital Securities as capital assets. This summary has only limited application to dealers in securities, corporations, estates, trusts or nonresident aliens and does not address all the tax consequences that may be relevant to holders who may be subject to special tax treatment, such as, for example, banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, brokers or dealers in securities or currencies, other financial institutions, tax-exempt investors, or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of the Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. Accordingly, each prospective investor should consult, and should rely exclusively on, such investor's own tax advisors in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of the Capital Securities.

CLASSIFICATION OF CONVERTIBLE SUBORDINATED DEBENTURES

  The Company, the Issuer and the holders of the Capital Securities (by acceptance of a beneficial interest in a Capital Security) will agree to treat the Convertible Subordinated Debentures as indebtedness for all U.S. tax purposes. In connection with the issuance of the Convertible Subordinated Debentures, Tax Counsel will deliver its opinion that, under current law, and based on certain representations, facts and assumptions referenced in such opinion, the Convertible Subordinated Debentures should be classified as indebtedness for U.S. federal income tax purposes. No assurance can be given, however, that such treatment will not be challenged by the IRS or, if challenged, that such a challenge will not be successful. Investors should be aware that legal opinions are not binding on the IRS or the courts.

CLASSIFICATION OF ISSUER

  Tax Counsel also will deliver its opinion that, under current law and assuming full compliance with the terms of the Trust Agreement and based upon certain representations, facts and assumptions referenced in such opinion, the Issuer will be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, each holder of the Capital Securities generally will be treated as owning an undivided beneficial interest in the Convertible Subordinated Debentures, and each holder will be required to include in its gross income interest (and original issue discount, if any) accrued with respect to its allocable share of the Convertible Subordinated Debentures.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD AND ORIGINAL ISSUE DISCOUNT

  Under the applicable Treasury regulations, the Convertible Subordinated Debentures will not be treated as issued with original issue discount ("OID") within the meaning of Section 1273(a) of the Code. Accordingly, except as set forth below, stated interest on the Convertible Subordinated Debentures generally will be included in income by a holder as ordinary income at the time it is paid or accrued in accordance with such holder's regular method of tax accounting.

  If, however, the Company exercises its right to defer payments of interest on the Convertible Subordinated Debentures, the Convertible Subordinated Debentures will become OID instruments at such time and all holders will be required to accrue the stated interest on the Convertible Subordinated Debentures on a daily economic accrual basis (using the constant-yield-to-maturity method of accrual described in Section 1272 of the Code) during the Extension Period even though the Company will not pay such interest until the end of the Extension Period, and even though some holders may use the cash method of tax accounting. Moreover, thereafter the Convertible Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of an Extension Period, all holders would be required to continue to include their pro rata share of the stated interest (and de minimis OID, if any) on the Convertible Subordinated Debentures in income on a daily economic accrual basis, regardless of their method of tax accounting and in advance of receipt of the cash attributable to such interest income. Under the OID economic accrual rules, a holder would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Convertible Subordinated Debentures, and actual cash payments of stated interest on the Convertible Subordinated Debentures would not be reported separately as taxable income. Any amount of OID included in a holder's gross income (whether or not during an Extension Period) with respect to a Capital Security will increase such holder's tax basis in such Capital Security, and the amount of Distributions received by a holder in respect of such accrued OID will reduce the tax basis of such Capital Security.

  The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the Convertible Subordinated Debentures was OID regardless of whether the Company exercises its option to defer payments of interest on such Convertible Subordinated Debentures, all holders of Capital Securities would be required to include such stated interest in income on a daily economic accrual basis as described above.

  Because income on the Capital Securities will constitute interest income for U.S. federal income tax purposes, corporate holders of the Capital Securities will not be entitled to claim a dividends received deduction in respect of such income.

MARKET DISCOUNT AND ACQUISITION PREMIUM

  Holders of the Capital Securities other than a holder who purchased the Capital Securities upon original issuance may be considered to have acquired their undivided interests in the Convertible Subordinated Debentures with "market discount" or "acquisition premium" as such phrases are defined for U.S. federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Capital Securities.

RECEIPT OF CONVERTIBLE SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF
ISSUER

  Under certain circumstances, as described under "Description of Capital Securities--Redemption--Liquidation of Issuer and Distribution of Convertible Subordinated Debentures," the Convertible Subordinated Debentures may be distributed to holders of the Capital Securities upon a liquidation of the Issuer. Under current U.S. federal income tax law, such a distribution would be treated as a nontaxable event to each such holder and would result in such holder having an adjusted tax basis in the Convertible Subordinated Debentures received in the liquidation equal to such holder's adjusted tax basis in the Capital Securities immediately before the distribution. A holder's holding period in the Convertible Subordinated Debentures so received in liquidation of the Issuer would include the period for which such holder held the Capital Securities.

  If, however, a Tax Event were to occur which resulted in the Issuer being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Capital Securities. Under certain circumstances described herein, the Convertible Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for U.S. federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder would recognize gain or loss as if the holder sold such Capital Securities for cash. See "Description of Capital Securities--Redemption-- Liquidation of Issuer and Distribution of Convertible Subordinated Debentures."

DISPOSITION OF CAPITAL SECURITIES

  Upon the sale or other taxable disposition of the Capital Securities, a holder will recognize a gain or loss in an amount equal to the difference between the amount realized on such sale or disposition (except to the extent of any amount received in respect of accrued but unpaid interest not previously included in income) and the holder's adjusted tax basis in such Capital Securities. A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includible in the holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss. In the case of individual taxpayers, the gain or loss will be considered a long-term capital gain or loss if the holder held such Capital Securities for more than one year prior to such sale or disposition. The tax rates applicable to long-term capital gains generally will vary depending upon whether, at the time of disposition, the Capital Securities have been held for more than eighteen months.

  The Capital Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Convertible Subordinated Debentures. A holder of Capital Securities using the accrual method of tax accounting (and a cash method holder, during and after an Extension Period or if the Convertible Subordinated Debentures are deemed to have been issued with OID) that disposes of its Capital Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from the Issuer for the period prior to such disposition) will nevertheless be required to include accrued but unpaid interest on the Convertible Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis in its pro rata share of the underlying Convertible Subordinated Debentures deemed disposed of. Such holder will recognize a capital loss to the extent that the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include all accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.

CONVERSION OF CAPITAL SECURITIES

  A holder of Capital Securities generally will not recognize income, gain or loss upon the conversion, through the Conversion Agent, of its Capital Securities into Common Stock. A holder will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Common Stock equal to the amount of cash received less the holder's tax basis in such fractional share. A holder's tax basis in the Common Stock received upon exchange and conversion should generally be equal to the holder's tax basis in the Capital Securities delivered to the Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received, and a holder's holding period in the Common Stock received upon exchange and conversion will generally begin on the date that the holder acquired the Capital Securities delivered to the Conversion Agent for exchange.

ADJUSTMENT OF CONVERSION RATIO

  Treasury Regulations promulgated under Section 305 of the Code would treat holders of Capital Securities as having received a constructive distribution from the Company in the event that the Conversion Ratio of the

Convertible Subordinated Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of Common Stock into or for which the Convertible Subordinated Debentures are convertible or exchangeable) of the holders of the Capital Securities in the assets or earnings and profits of the Company were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment of the Conversion Ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, an increase in the Conversion Ratio for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of the Company. Holders of the Capital Securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto.

OWNERSHIP OF COMMON STOCK

  Distributions received by holders of Common Stock ("Shareholders") in respect of such Common Stock (other than certain distributions of additional shares of Common Stock or rights to acquire additional shares of Common Stock) will be treated as ordinary dividend income ("Dividends") to such Shareholders to the extent such distributions are considered to be paid by the Company out of its current or accumulated earnings and profits ("E&P"), as determined under U.S. federal income tax principles. Corporate Shareholders may be entitled to a "dividends-received deduction" with respect to such Dividends.

  To the extent that any such distribution exceeds the Company's E&P, such distribution will be treated, first, as a tax-free return of capital to a Shareholder to the extent of such Shareholder's adjusted tax basis in the Common Stock and, thereafter, as capital gain.

  Distributions of additional shares of Common Stock, or rights to acquire additional shares of Common Stock, that are received as part of a pro rata distribution of such shares, or rights to acquire such shares, to all Shareholders of the Company generally should not be subject to U.S. federal income tax. The tax basis of such new shares or rights generally will be determined by allocating the Shareholder's adjusted tax basis in the "old" shares of Common Stock between such "old" shares and the new shares or rights received by such Shareholder, based upon their relative fair market values on the date of the distribution.

  A Shareholder generally will recognize gain or loss on a sale or other taxable disposition of Common Stock equal to the difference between the amount realized by the Shareholder on such sale or disposition and the Shareholder's adjusted tax basis in such Common Stock. Such gain or loss generally will be capital gain or loss and generally will be considered long-term capital gain or loss if the Shareholder had held such Common Stock for more than one year immediately prior to such sale or disposition.

EFFECT OF RECENT CHANGES IN TAX LAWS

  The Company intends to deduct the interest accruing on the Convertible Subordinated Debentures. Under the Taxpayer Relief Act of 1997, enacted on August 5, 1997, issuers of certain convertible debt instruments are not entitled to deduct interest thereon. For example, interest is not deductible if the debt instrument is convertible into equity of the issuer (or a related party) at the option of the holder and there is a substantial certainty that the holder will exercise the conversion option. Similarly, interest is not deductible if the debt instrument is part of an arrangement which is reasonably expected to result in a conversion at the option of the issuer (or a related party). The Company intends to take the position that this legislation should not apply to the Convertible Subordinated Debentures. The Internal Revenue Service, however, has not yet issued any guidance regarding its interpretation of the new legislation. There can be no assurance that the Internal Revenue Service will not take the position that interest on the Convertible Subordinated Debentures is not deductible. Accordingly, there can be no assurance that an audit or future interpretation by the Internal Revenue Service of the new legislation will not result in a tax event and an early
redemption of the Capital Securities before, or after,      , 2001.

  In addition, in recent years, there have been several proposals to adopt legislation which, if enacted and made applicable to the Convertible Subordinated Debentures, would preclude the Company from deducting interest thereon. The most recent proposal was made by the Clinton Administration on March 19, 1997. Such proposals were not adopted by Congress, but there can be no assurance that similar proposals will not be adopted in the future and made applicable to the Convertible Subordinated Debentures. Accordingly, there can be no assurance that any such legislation will not result in a Tax Event which would permit the Company to cause a redemption of
the Capital Securities before, or after,      , 2001.

  Recently, the IRS asserted that the interest payable on a security with terms that are similar to the terms of the Convertible Subordinated Debentures (but which are not convertible and which have a longer maturity than the Convertible Subordinated Debentures) was not deductible for U.S. federal income tax purposes. The taxpayer in that case has filed a petition in the U.S. Tax Court challenging the IRS's position on this matter. If this matter is in fact litigated and the Tax Court were to sustain the IRS's position on this matter, such judicial decision could result in a Tax Event which would permit the Company to cause a mandatory redemption of the Capital Securities
before, or after,           , 2001.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  Subject to the qualifications discussed below, income on the Capital Securities will be reported to holders on Forms 1099, which forms are expected to be mailed to holders of Capital Securities by January 31 following each calendar year.

  The Issuer will be obligated to report annually to the holders of record of the Capital Securities, the interest (or original issue discount) related to the Convertible Subordinated Debentures for that year. The Issuer currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though the Issuer is not legally required to report to record holders until April 15 following each calendar year. Under current law, holders of Capital Securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to the Issuer. The Issuer, moreover, will not have any obligation to report to beneficial holders who are not also record holders.

  Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's federal income tax liability, provided the required information is provided to the Internal Revenue Service.

NON-U.S. HOLDERS

  For purposes of this discussion, a "Non-U.S. Holder" is any beneficial owner of Capital Securities that is a corporation, individual, partnership, estate or trust that is, as to the U.S., (i) a foreign corporation, (ii) a non-resident alien individual, (iii) a foreign partnership, (iv) an estate the income of which, from sources without the U.S. which is not effectively connected with the conduct of a trade or business within the U.S., is not includible in gross income for U.S. federal income tax purposes, or (v) a trust for which either (a) no court within the U.S. is able to exercise primary supervision over the administration of the trust, or (b) no U.S. persons have authority to control all substantial decisions of the trust.

  Under present U.S. federal income tax law, payments by the Issuer or any of its paying agents to any holder of Capital Securities who or which is a Non-U.S. Holder will not be subject to withholding of U.S. federal income tax provided that (i) such Non-U.S. Holder does not actually or constructively (including by virtue of its interest in the underlying Convertible Subordinated Debentures) own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) such Non-U.S. Holder is not a controlled foreign corporation that is related to the Company through stock ownership, and (iii) either (a) such Non-U.S. Holder certifies to the Issuer or its paying agent, under penalties of perjury, that it is not a U.S. holder and provides its name and address or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), that holds the Capital Securities in such capacity, certifies to the Issuer or its paying agent, under penalties of perjury, that such statement has been received from such Non-U.S. Holder by it or by each Financial Institution between it and the Non-U.S. Holder and furnishes the Issuer or its paying agent with a copy thereof. The foregoing provisions regarding certification to be delivered to the Issuer, or its paying agent, are applicable to payments made prior to January 1, 2000. For payments made after December 31, 1999, recently adopted U.S. Treasury Regulations provide additional rules governing the issuance and ability to rely upon the certification described herein.

  If a Non-U.S. Holder cannot satisfy the requirements of the "portfolio interest" exception described above, payments of interest (including any OID) made to such Non-U.S. Holder will be subject to a 30% U.S. federal withholding tax unless the Non-U.S. Holder provides the Company or its paying agent, as the case may be, with a properly executed (i) IRS Form 1001 (or successor form) claiming an exemption from, or a reduction of, such withholding tax under the benefit of a U.S. income tax treaty or (ii) IRS Form 4224 (or successor form) stating that the interest paid with respect to such Non-U.S. Holder's Capital Securities (or on such holder's Convertible Subordinated Debentures) is not subject to such withholding tax because it is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the U.S.

  If a Non-U.S. Holder is engaged in a trade or business in the U.S. and the interest paid with respect to such holder's Capital Securities (or on such holder's Convertible Subordinated Debentures) is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. person. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments.

  Any gain realized by a Non-U.S. Holder on the sale or other taxable disposition of Capital Securities, Convertible Subordinated Debentures or Common Stock generally will not be subject to U.S. federal income or withholding tax unless (i) such gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business carried on within the U.S., (ii) in the case of a Non-U.S. Holder who is an individual, such individual is present in the U.S. for 183 days or more during the taxable year in which such sale or disposition occurs and certain other conditions are met, or (iii) in the case of any gain representing accrued but unpaid interest (or OID) with respect to the Capital Securities (or the Convertible Subordinated Debentures), the portfolio interest exceptions described above are not satisfied.

  Neither the exchange of Capital Securities for a proportionate share of the Convertible Subordinated Debentures held by the Issuer nor the conversion of such Convertible Subordinated Debentures into Common Stock will be taxable events for U.S. federal income tax purposes. Consequently, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on the conversion of Convertible Subordinated Debentures into Common Stock.

  If a Non-U.S. Holder receives a Dividend distribution with respect to his or its Common Stock, or is treated as receiving a deemed dividend as a result of an adjustment of the Conversion Ratio of the Convertible Subordinated Debentures as described above under "--Adjustment of Conversion Ratio", the gross amount of such Dividend or deemed dividend, will be subject to U.S. federal withholding tax at a 30% (or lower treaty) rate unless the Dividend (or deemed dividend) is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the U.S. In addition, Distributions paid to Non-U.S. Holders in respect of their Capital Securities (or Convertible Subordinated Debentures) also will be subject to U.S. federal withholding tax at a 30% (or lower treaty) rate, if, contrary to the opinion of Tax Counsel, the Convertible Subordinated Debentures are classified as equity interests in, rather than indebtedness of, the Company for U.S. federal income tax purposes, in which case the interest paid thereon will be treated as Dividends to the extent it is deemed to be paid out of the Company's E & P.

  THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON THE PARTICULAR SITUATION OF A HOLDER OF THE CAPITAL SECURITIES. HOLDERS OF THE CAPITAL SECURITIES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

  Employee benefit plans that are subject to fiduciary and prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code or entities which may be deemed to hold the assets of such plans ("Plans"), generally may purchase Capital Securities, subject to the investing fiduciary's determination that the investment in Capital Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan. The following discussion is general in nature and is not intended to be all-inclusive. Accordingly, each fiduciary of a Plan should consider the application of these rules in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities.

GENERAL PROHIBITED TRANSACTIONS

  Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving "plan assets" with plan sponsors, fiduciaries, service providers and certain other persons who have specified relationships to the Benefit Plan ("parties in interest"). Such transactions are treated as "prohibited transactions" and, absent an exemption, may result in the imposition of excise taxes or other penalties. For example, absent an exemption, prohibited transactions under Section 406 of ERISA and Section 4975 of the Code could occur by reason of the purchase of Capital Securities by Plans with respect to which the Company or an affiliate thereof may be considered to be parties in interest. However, certain exemptions from the prohibited transaction rules could be applicable to such purchase and holding. As a result, Plans with respect to which the Company or any of its affiliates is a party in interest or a disqualified person should not acquire Capital Securities unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption. Any other Plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Capital Securities should consult with their own counsel.


PLAN ASSETS REGULATION

  Pursuant to a Department of Labor ("DOL") regulation codified at 29 C.F.R.
Section 2510.3-101 (the "Plan Assets Regulation"), in general and as applicable here, when a Plan acquires an equity interest in an entity such as the Issuer and such interest does not represent a "publicly offered security", the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that equity participation in the entity by "benefit plan investors" is not "significant" (as such terms are defined in the Plan Assets Regulation). Although the Company believes that the requirements of the publicly offered security exception of the Plan Assets Regulation will be satisfied, there can be no assurance that this or any other exception set forth in the Plan Assets Regulation will apply to the purchase of Capital Securities offered hereby. If no such exception were to apply, an investing Plan's assets could be considered to include an undivided interest in the assets of the Issuer and, as a result, the Company, the Trustee and other persons, in providing services with respect to the Convertible Subordinated Debentures, may be considered fiduciaries to such Plan and subject to the fiduciary and prohibited transaction rules of ERISA and the Code.

  IN CONSIDERING WHETHER TO PURCHASE THE CAPITAL SECURITIES, EACH BENEFIT PLAN FIDUCIARY SHOULD CONSULT WITH ITS COUNSEL REGARDING THE POTENTIAL CONSEQUENCES UNDER ERISA, THE CODE OR OTHER APPLICABLE LAW OF THE PURCHASE AND HOLDING OF THE CAPITAL SECURITIES.

                                 UNDERWRITING

  The Underwriters named below, represented by SBC Warburg Dillon Read Inc. and CIBC Oppenheimer Corp. (the "Representatives"), have severally agreed, subject to the terms and conditions set forth in the Underwriting Agreement, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, to purchase from the Issuer the number of Capital Securities set forth opposite their respective names below. The several Underwriters have agreed in the Underwriting Agreement, subject to the terms and conditions set forth therein, to purchase all the Capital Securities offered hereby if any of the Capital Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                  NUMBER OF
      UNDERWRITING                                            CAPITAL SECURITIES
      ------------                                            ------------------
      SBC Warburg Dillon Read Inc............................
      CIBC Oppenheimer Corp..................................
      Stifel, Nicolaus & Company Incorporated................
      Howe Barnes Investments, Inc...........................
      NatCity Investments, Inc...............................
      Keefe, Bruyette & Woods, Inc...........................
      Wedgewood Partners, Inc................................
                                                                  ---------
          Total..............................................     6,000,000
                                                                  =========

  The Representatives have advised the Issuer that the Underwriters propose initially to offer the Capital Securities to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers
at such price less a concession not in excess of $      per Capital Security.
The Underwriters may allow, and such dealers may reallow, a discount not in
excess of $      per Capital Security to certain other dealers. After the
initial public offering, the public offering price, concession and discount may be changed. Because the National Association of Securities Dealers, Inc. ("NASD") is expected to view the Capital Securities as interests in a direct participation program, the offering of the Capital Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules. Therefore, no Underwriter will execute any transaction in a discretionary account without prior approval of the customer.

  In view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase the Convertible Subordinated Debentures of the Company, the Underwriting Agreement provides that the Company will pay as compensation to the Underwriters for arranging the investment therein of such
proceeds $      per Capital Security (or $      in the aggregate) for the
account of the several Underwriters.

  The Issuer has granted the Underwriters an option to purchase up to an additional 900,000 Capital Securities at the initial public offering price. Such option, which expires 30 days from the date of this Prospectus, may be exercised solely to cover over-allotments. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage of the additional Capital Securities that the number of Capital Securities to be purchased initially by the Underwriter is of the 6,000,000 Capital Securities initially purchased by the Underwriter. To the extent that the Underwriters exercise such option to purchase additional Capital Securities, the Issuer will issue and sell to the Company additional Common Securities in an aggregate Liquidation Amount equal to at least 3% of the total capital of the Issuer and the Company will issue and sell to the Issuer Convertible Subordinated Debentures in an aggregate principal amount equal to the aggregate Liquidation Amount of the additional Capital Securities being purchased pursuant to the option.

  Although the Capital Securities have been approved for listing on the NYSE, subject to notice of official issuance, no assurances can be made as to the liquidity of such Capital Securities or that an active and liquid trading market will develop or, if developed, that it will continue. The offering price, Distribution rate and

Conversion Ratio have been determined by negotiations among the Company and the Representatives, and the offering price of the Capital Securities may not be indicative of the market price following the offering.

  The Issuer and the Company have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

  In connection with the offering of the Capital Securities, the Underwriters and any selling group members and their respective affiliates may engage in transactions effected in accordance with Rule 104 of the Commission's Regulation M that are intended to stabilize, maintain or otherwise affect the market price of the Capital Securities and the Common Stock. Such transactions may include over-allotment transactions in which an Underwriter creates a short position for its own account by selling more Capital Securities than it is committed to purchase from the Issuer. In such case, to cover all or part of the short position, the Underwriters may exercise the over-allotment option described above or may purchase Capital Securities in the open market following completion of the initial offering of the Capital Securities. Each Underwriter also may engage in stabilizing transactions in which it bids for, and purchases, Capital Securities and Common Stock at a level above that which might otherwise prevail in the open market for the purpose of preventing or retarding a decline in the market price of the Capital Securities and the Common Stock. The Underwriters also may reclaim any selling concessions allowed to a dealer if the Underwriters repurchase Capital Securities distributed by that dealer. Any of the foregoing transactions may result in the maintenance of a price for the Capital Securities and the Common Stock at levels above that which might otherwise prevail in the open market. Neither the Company nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Capital Securities or the Common Stock. The Underwriters are not required to engage in any of the foregoing transactions and, if commenced, such transactions may be discontinued at any time without notice.

  Wedgewood is an indirect subsidiary of the Company. Certain of the Underwriters and their affiliates have, from time to time, performed investment, commercial banking and other services for the Company and its affiliates in the ordinary course of business and have received fees in connection therewith.

                                 LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the Capital Securities, the enforceability of the Trust Agreement and the formation of the Issuer will be passed upon by Richards, Layton & Finger P.A., special Delaware counsel to the Company and the Issuer. Certain legal matters for the Company and the Issuer, including the validity of the Guarantee and the Convertible Subordinated Debentures, will be passed upon for the Company and the Issuer by Lewis, Rice & Fingersh, L.C., St. Louis, Missouri, counsel to the Company and the Issuer. Certain legal matters will be passed upon for the Underwriters by Simpson Thacher & Bartlett, New York, New York. Counsel for the Company, the Issuer and the Underwriters will rely on the opinion of Richards, Layton & Finger P.A., as to matters of Delaware law. Certain matters relating to U.S. federal income tax considerations will be passed upon for the Company by Lewis, Rice & Fingersh, L.C.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, included in the Company's Annual Report on Form 10-K, and the supplemental consolidated financial statements of the Company as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, included in the Company's Current Report on Form 8-K dated June 3, 1998, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, whose reports are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements of Pinnacle as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, included in Pinnacle's Annual Report on Form 10-K, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, whose report is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG Peat Marwick LLP previously audited and reported on the consolidated balance sheet of Pinnacle as of December 31, 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1996 and 1995, prior to their restatement for the 1997 pooling of interests transactions with IFC and CB. The contribution of Pinnacle to total assets and net income represented 50% and 57% of the respective restated totals for the year ended December 31, 1996 and the contribution of Pinnacle to net income represented 40% of the respective restated total for the year ended December 31, 1995. Separate consolidated financial statements of the other companies included in the December 31, 1996 restated consolidated balance sheet and consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1996 and 1995 were audited and reported on separately by other auditors. KPMG Peat Marwick LLP audited the combination of the Pinnacle consolidated balance sheet as of December 31, 1996 and consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1996 and 1995, after restatement for the 1997 pooling of interests transactions with IFC and CB.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CNB BANCSHARES, INC., CNB CAPITAL TRUST I OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CNB BANCSHARES, INC. SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                               TABLE OF CONTENTS

-------------------------------------------------------------------------------

Incorporation of Certain Documents by Reference............................   1
Available Information......................................................   1
Forward Looking Statements.................................................   2
Prospectus Summary.........................................................   4
Risk Factors...............................................................  10
Use of Proceeds............................................................  17
Consolidated Ratio of Earnings to Fixed Charges............................  17
Price Range of Common Stock and Dividends..................................  18
Capitalization.............................................................  19
The Company................................................................  20
The Issuer.................................................................  24
Accounting Treatment.......................................................  25
Description of Capital Securities..........................................  25
Description of Convertible Subordinated Debentures.........................  40
Book-Entry Issuance........................................................  49
Description of Guarantee...................................................  51
Relationship Among Capital Securities, Convertible Subordinated Debentures
 and Guarantee.............................................................  54
Description of Capital Stock...............................................  55
Certain Federal Income Tax Consequences....................................  59
ERISA Considerations.......................................................  65
Underwriting...............................................................  66
Legal Matters..............................................................  67
Experts....................................................................  67

PROSPECTUS
                                                              June   ,1998

                                     LOGO

                        6,000,000 Capital Securities of

                              CNB CAPITAL TRUST I

                               % Shared Preference
                        Redeemable Securities ("SPuRS")
 (Liquidation Amount $25 per Capital Security) guaranteed, as described herein by, and convertible into Common Stock of,

                             CNB BANCSHARES, INC.


                         SBC WARBURG DILLON READ INC.

                               CIBC OPPENHEIMER

                          STIFEL, NICOLAUS & COMPANY
                                 INCORPORATED

HOWE BARNES INVESTMENTS, INC.

                           NATCITY INVESTMENTS, INC.

                         KEEFE, BRUYETTE & WOODS, INC.

                           WEDGEWOOD PARTNERS, INC.

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14--OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following (except SEC, NASD and NYSE fees) are estimates of the other expenses of issuance and distribution:

      SEC Registration Fee............................................. $50,888
      NASD Filing Fee..................................................  17,750
      NYSE Listing Fee.................................................  51,300
      Blue Sky Qualification Fees and Expenses.........................   5,000
      Accounting Fees and Expenses.....................................  50,000
      Legal Fees and Expenses.......................................... 135,000
      Trustees' Fees and Expenses......................................   6,000
      Printing and Engraving Expenses.................................. 110,000
      Transfer and Registrar Fees......................................   5,000
      Miscellaneous....................................................  29,062
                                                                        -------
          Total........................................................ 460,000
                                                                        =======

ITEM 15--INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Pursuant to the Indiana Corporate Law and the Articles of Incorporation and Bylaws of the Company, the Company is obligated to indemnify certain officers and directors in connection with liabilities arising from legal proceedings resulting from such person's service to the Company in certain circumstances. The Company may also voluntarily undertake to indemnify certain persons acting on the Company's behalf in certain circumstances.

  The Indiana Corporate Law provides for mandatory indemnification of directors and officers of Indiana corporations and permissive indemnification of directors, officers, employees and agents of corporations who are made parties to proceedings as a result of their relationship with such corporation. The Indiana Corporate Law also applies to individuals who are serving at such corporation's request as directors, officers, employees and agents of such corporation's subsidiaries. The Indiana Corporate Law requires corporations, unless limited by their articles of incorporation, to indemnify any director or officer against reasonable expenses incurred in connection with any proceeding to which such person was a party if the individual is wholly successful on the merits. The Indiana Corporate Law authorizes corporations to indemnify any director, officer, employee or agent against liability incurred in such a proceeding generally if the individual's conduct was in good faith and the individual reasonably believed, in the case of conduct in the individual's official capacity, that his or her conduct was in the corporation's best interests and in all other cases that his or her conduct was not opposed to the best interests of such corporation.

  The Indiana Corporate Law further authorizes any court of competent jurisdiction, unless the articles of incorporation provide otherwise, to order indemnification generally if the court determines a director or officer of a corporation is entitled to mandatory indemnification or is otherwise fairly and reasonably entitled to indemnification in view of all the relevant circumstances. The Indiana Corporate Law also authorizes corporations to advance reasonable expenses in advance of final disposition of a proceeding generally if the individual affirms in writing a good faith belief that he satisfies the standard of conduct for permissive indemnification, the individual undertakes in a signed writing to repay the advance if it is determined he does not satisfy the standard of conduct for permissive indemnification and the corporation determines that the facts then known do not preclude indemnification. Finally, the Indiana Corporate Law authorizes further indemnification to the extent that the corporation may provide in its articles of incorporation, by-laws, a resolution of the board of directors or the shareholders or any other authorization, whenever adopted, after notice, by a majority vote of holders of all the voting shares then issued and outstanding. Except with respect to the advancement of expenses, the Company's Bylaws generally provide for the indemnification of the Company's directors, officers, employees and agents to the extent permitted by the Indiana Corporate Law.

ITEM 16--EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

      1.1      Form of Underwriting Agreement.
      4.1      Form of Indenture.
      4.2      Form of Convertible Subordinated Debenture (included in the
               Indenture filed as Exhibit 4.1 to this Registration Statement).
      4.3      Certificate of Trust of CNB Capital Trust I.
      4.4      Trust Agreement of CNB Capital Trust I.
      4.5      Form of Amended and Restated Trust Agreement.
      4.6 Form of Capital Security Certificate (included as an exhibit to the Amended and Restated Trust Agreement filed as Exhibit 4.5 to this Registration Statement).
      4.7      Form of Capital Securities Guarantee Agreement.
      5.1 Opinion of Lewis, Rice & Fingersh, L.C. as to the validity of the issuance of the Convertible Subordinated Debentures.
      5.2 Opinion of Richards, Layton & Finger P.A., special Delaware counsel, as to the legality of the Capital Securities.
      8.1 Opinion of Lewis, Rice & Fingersh, L.C. as to certain federal income tax matters.
     12.1      Statements Regarding Computation of Ratio of Earnings to Fixed
               Charges.
     23.1      Consent of KPMG Peat Marwick LLP, Independent Public
               Accountants.
     23.2      Consent of KPMG Peat Marwick LLP, Independent Public
               Accountants.
     23.3 Consent of Lewis, Rice & Fingersh, L.C. (included in their opinions filed as Exhibits 5.1 and 8.1).
     23.4 Consent of Richards, Layton & Finger P.A. (included in their opinion filed as Exhibit 5.2).
     24.1      Powers of Attorney.
     25.1 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture.
     25.2 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement.
     25.3 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Capital Securities Guarantee Agreement.

  (b) Financial Statement Schedules--Not applicable as all required information is contained in the financial statements and the notes thereto or in the summary supplemental consolidated financial data.

ITEM 17--UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under "Item 15--Indemnification of Directors and Officers" above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been sealed by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The Company hereby undertakes: (1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective;
(2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) That for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  The Issuer hereby undertakes to provide to the Representatives at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE UNDERSIGNED REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN EVANSVILLE, INDIANA ON JUNE 8, 1998.

                                          CNB Bancshares, Inc.

                                                /s/ James J. Giancola
                                          By: _________________________________
                                                     James J. Giancola
                                               President and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE UNDERSIGNED REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN EVANSVILLE, INDIANA ON JUNE 8, 1998.

                                          CNB Capital Trust I

                                                /s/ James J. Giancola
                                          By: _________________________________
                                                    James J. Giancola
                                                         Trustee

                                                 /s/ John R. Spruill
                                          By: _________________________________
                                                     John R. Spruill
                                                         Trustee

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED ON JUNE 8, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES .

                 SIGNATURE                                     TITLE
                 ---------                                     -----


                     *                      Chairman of the Board
___________________________________________
             H. Lee Cooper III

         /s/ James J. Giancola              President and Chief Executive Officer
___________________________________________ (principal executive officer)
             James J. Giancola

          /s/ John R. Spruill               Executive Vice President and Chief
___________________________________________ Financial Officer (principal financial
              John R. Spruill               officer)

                     *                      Senior Vice President and Controller,
___________________________________________ Treasurer (principal accounting officer)
              Ralph L. Alley

                     *                      Director
___________________________________________
            John D. Engelbrecht


                     *                      Director
___________________________________________
           Terrence A. Friedman

                     *                      Director
___________________________________________
              James E. Hutton

                     *                      Director
___________________________________________
            Robert L. Koch, II

                     *                      Director
___________________________________________
              Larry J. Kremer

                     *                      Director
___________________________________________
           Edmund L. Hafer, Jr.

                     *                      Director
___________________________________________
            Burkley F. McCarthy

                     *                      Director
___________________________________________
              Robert K. Ruxer

                     *                      Director
___________________________________________
             Thomas W. Traylor

                     *                      Director
___________________________________________
             Alton C. Wendzel


       /s/ James J. Giancola

*By: ___________________________
           Attorney-in-fact

                                 EXHIBIT INDEX

     EXHIBIT
      NUMBER                             DESCRIPTION
     -------                             -----------
        1.1   Form of Underwriting Agreement.
        4.1   Form of Indenture.
        4.2   Form of Convertible Subordinated Debenture (included in the
              Indenture filed as Exhibit 4.1 to this Registration Statement).
        4.3   Certificate of Trust of CNB Capital Trust I.*
        4.4   Trust Agreement of CNB Capital Trust I.*
        4.5   Form of Amended and Restated Trust Agreement.
        4.6   Form of Capital Security Certificate (included as an exhibit to the Amended and Restated Trust Agreement filed as Exhibit 4.5 to this Registration Statement).
        4.7   Form of Capital Securities Guarantee Agreement.*
        5.1   Opinion of Lewis, Rice & Fingersh, L.C. as to the validity of the issuance of the Convertible Subordinated Debentures.*
        5.2   Opinion of Richards, Layton & Finger P.A., special Delaware counsel, as to the legality of the Capital Securities.*
        8.1   Opinion of Lewis, Rice & Fingersh, L.C. as to certain federal income tax matters.*
       12.1   Statements Regarding Computation of Ratio of Earnings to Fixed
              Charges.*
       23.1   Consent of KPMG Peat Marwick LLP, Independent Public Accountants.
       23.2   Consent of KPMG Peat Marwick LLP, Independent Public Accountants.
       23.3   Consent of Lewis, Rice & Fingersh, L.C. (included in their opinions previously filed as Exhibits 5.1 and 8.1).
       23.4   Consent of Richards, Layton & Finger P.A. (included in their opinion previously filed as Exhibit 5.2).
       24.1   Powers of Attorney.*
       25.1   Form T-1 Statement of Eligibility of The Bank of New York to act
              as trustee under the Indenture.*
       25.2   Form T-1 Statement of Eligibility of The Bank of New York to act
              as trustee under the Amended and Restated Trust Agreement.*
       25.3   Form T-1 Statement of Eligibility of The Bank of New York to act
              as trustee under the Capital Securities Guarantee Agreement.*

--------

*Previously filed.